UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐     Definitive Additional Materials
☐     Soliciting Material under §240.14a-12

Ladder Capital Corp
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

To the Stockholders of Ladder Capital Corp:

    I am writing to invite you to attend the Annual Meeting of Stockholders of Ladder Capital Corp. The Annual Meeting will be held on June 6, 2024 at 11:00 a.m., Eastern Time, via live webcast on the Internet. You will be able to attend and submit your questions during the meeting at www.virtualshareholdermeeting.com/LADR2024. We have designed the format of the Annual Meeting to afford stockholders similar rights and opportunities to participate as they would at an in-person meeting.

    Information about the meeting, nominees for the election of directors and the proposals to be voted on by stockholders is presented in the following Notice of Annual Meeting and Proxy Statement.

With respect to the matters to consider at the Annual Meeting, the Board of Directors unanimously recommends that you vote:

•FOR the election of the nominees for director in Proposal 1;

•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm in Proposal 2;

•FOR the resolution approving, on a non-binding, advisory basis, our executive compensation as described in this proxy statement (“Say on Pay”) in Proposal 3; and

•FOR every “3 YEARS” as the preferred frequency for future non-binding advisory votes on executive compensation (“Say on Frequency”) in Proposal 4.

    Whether or not you plan to attend the Annual Meeting, please vote using the procedures described on the Notice of Internet Availability of Proxy Materials or on the proxy card. It is important that your shares be represented.

    Thank you for your continued support.

Sincerely,

/s/ Alan H. Fishman
Alan H. Fishman
Non-Executive Chairperson of the Board of Directors

LADDER CAPITAL CORP
320 Park Avenue, 15th Floor
New York, New York 10022

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 6, 2024
11:00 a.m., Eastern Time

The Annual Meeting of Stockholders of Ladder Capital Corp will be held virtually via a live webcast on June 6, 2024 at 11:00 a.m., Eastern Time, for the following purposes:

Items of Business

1.Election of the following members of the Board of Directors: Douglas Durst and Jeffrey Steiner;

2.Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024;

3.Approval of a non-binding, advisory resolution to approve our executive compensation (“Say on Pay”); and

4.Approval of a non-binding, advisory resolution on the frequency of future advisory stockholder votes to approve executive compensation (“Say on Frequency”).

In addition, at the Annual Meeting we will transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The Record Date for this meeting is the close of business on April 10, 2024.

Sincerely,

/s/ Alan H. Fishman
Alan H. Fishman
Non-Executive Chairperson of the Board of Directors

New York, NY
April 22, 2024

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2024:
The Notice of Internet Availability of Proxy Materials, Notice of Meeting and
Proxy Statement are available free of charge at www.proxyvote.com

LADDER CAPITAL CORP
320 Park Avenue, 15th Floor
New York, New York 10022

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS

June 6, 2024

GENERAL INFORMATION

Why am I receiving these materials?

    Ladder Capital Corp (“Ladder” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at the 2024 annual meeting of stockholders (the “Annual Meeting”) to be held virtually on June 6, 2024 at 11:00 a.m., Eastern Time, and at any postponement(s) or adjournment(s) thereof. The Annual Meeting will be conducted via a live webcast on the Internet at www.virtualshareholdermeeting.com/LADR2024.

    We are providing you this proxy statement (the “Proxy Statement”) and the enclosed proxy card or the Notice of Internet Availability of Proxy Materials (the “Notice”) because the Company’s Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting via the Internet to vote on the proposals described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy over the Internet, by phone or by mail, if you requested printed copies of the proxy materials.

    This Proxy Statement is first being made available on or about April 22, 2024, to all stockholders of record entitled to vote at the Annual Meeting.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

    Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending the Notice to its stockholders. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. In addition, stockholders may request proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of this Annual Meeting and the cost to the Company associated with the physical printing and mailing of materials.

What is included in these proxy materials?

    These proxy materials include:

•The Notice of 2024 Annual Meeting of Stockholders;

•This Proxy Statement for the 2024 Annual Meeting; and

•The Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on February 12, 2024 (the “Annual Report”).

    If you requested printed versions by mail, these proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

What matters will be voted on at the Annual Meeting?

    The Company is aware of the following matters to be voted on by stockholders of record at the Annual Meeting:

1.Election to the Board of the nominees named in this Proxy Statement (“Proposal 1”);

2.Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024 (“Proposal 2”);

3.Approval of a non-binding, advisory resolution to approve our executive compensation (“Proposal 3” or “Say on Pay”); and

4.Approval of a non-binding, advisory resolution on the frequency of future advisory stockholder votes to approve executive compensation (“Proposal 4” or “Say on Frequency”).

    With respect to the election of directors, stockholders present in person or represented by proxy and entitled to vote in the election of directors may vote “For” the nominees for the Board or may “Withhold” authority to vote for the nominees identified in Proposal 1. Stockholders present in person or represented by proxy and entitled to vote may vote either “For” or “Against” or may choose to abstain from voting on Proposals 2 and 3. Stockholders present in person via webcast or represented by proxy and entitled to vote may vote to conduct future Say on Pay votes every one, two or three years or may choose to abstain from voting on Proposal 4.

Will any other business be conducted at the meeting?

    Other than the proposals referred to in this Proxy Statement, the Company knows of no other matters to be submitted for a vote of the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

What are the Board’s voting recommendations?

    The Board recommends that you vote your shares:

•FOR the election of the nominees for director in Proposal 1;

•FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2024 in Proposal 2;

•FOR the resolution approving, on a non-binding, advisory basis, our executive compensation as described in this proxy statement (“Say on Pay”) in Proposal 3; and

•FOR every “3 YEARS” as the preferred frequency for future non-binding advisory votes on executive compensation (“Say on Frequency”) in Proposal 4.

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

    The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company may deliver a single copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to multiple stockholders who share the same address unless the Company has received contrary instructions from one or more of those stockholders. This procedure reduces the environmental impact of the Company’s annual meetings and reduces the Company’s printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the Notice and, if applicable, this Proxy Statement and the Annual Report to any stockholder at a shared address to which the Company delivered a single copy of any of these documents.

    To receive free of charge a separate copy of the Notice and, if applicable, this Proxy Statement or the Annual Report, or separate copies of any future notice, Proxy Statement or Annual Report, stockholders may email the Company at Investor.Relations@laddercapital.com or call (917) 369-3207.

    If you are receiving more than one copy of the proxy materials at a single address and would like to participate in householding, please contact the Company using the email address and phone number above. Stockholders who hold shares in “street name” (as described below) may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

How can I get electronic access to the proxy materials?

    The Notice will provide you with instructions regarding how to use the Internet to:

•View the Company’s proxy materials for the Annual Meeting; and

•Instruct the Company to send future proxy materials to you by email.

    The Company’s proxy materials are also available at ir.laddercapital.com. This website address is included for reference only. The information contained on the Company’s website is not incorporated by reference into this Proxy Statement.

    Choosing to receive future proxy materials by email will reduce the impact of the Company’s annual meetings on the environment and will save the Company the cost of printing and mailing documents to you. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Who may vote at the Annual Meeting?

    No shares of our Class B common stock are outstanding. Accordingly, only holders of record of our Class A common stock at the close of business on April 10, 2024 (the “Record Date”) are entitled to receive notice of, to attend, and to vote in person via webcast at the Annual Meeting as set forth below. As of the Record Date, there were 127,888,375 shares of Class A common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

    If on the Record Date, your shares were registered directly in your name with Ladder’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may cast your vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to help ensure your vote is counted.

    If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

If I am a stockholder of record, how do I vote?

    If you are a stockholder of record, you may vote:

•Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

•By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

•By Mail. If you request printed copies of the proxy materials by mail, you will receive a proxy card and you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

•At the Virtual Annual Meeting. You may also vote at the Annual Meeting. For more information, see “What do I need to attend the Annual Meeting?”

If I am a beneficial owner of shares held in street name, how do I vote?

    If you are a beneficial owner of shares held in street name, you may vote:

•Via the Internet. You may vote by proxy via the Internet by visiting www.proxyvote.com and entering the control number found in your Notice. The availability of Internet voting may depend on the voting process of the organization that holds your shares.

•By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the voting instruction form. The availability of telephone voting may depend on the voting process of the organization that holds your shares.

•By Mail. If you request printed copies of the proxy materials by mail, you will receive a voting instruction form and you may vote by proxy by filling out the voting instruction form and returning it in the envelope provided.

•At the Virtual Annual Meeting. You may also vote at the Annual Meeting if you obtain a “legal proxy” from the organization that holds your shares. A legal proxy is a written document that will authorize you to vote your shares held in street name at the Annual Meeting. Please contact the organization that holds your shares for instructions regarding obtaining a legal proxy.

What do I need to attend the Annual Meeting?

    We will host the Annual Meeting via a live webcast on the Internet at www.virtualshareholdermeeting.com/LADR2024. You will not be able to attend the Annual Meeting in person but will be afforded the same rights and opportunities to participate as you would at an in-person meeting. Stockholders may vote and submit questions while participating in the Annual Meeting via the Internet. A summary of the information you need to attend the Annual Meeting online is provided below:

•Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

•We encourage you to access the Annual Meeting online prior to its start time.

•The webcast will start at 11:00 a.m., Eastern Time.

•You will need your 16-Digit Control Number to enter the Annual Meeting.

•A webcast replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com/LADR2024 until 11:59 p.m., Eastern Time, on June 6, 2025.

Why does the Company hold a virtual Annual Meeting?

We value and encourage broad investor participation and believe that a virtual meeting provides an opportunity for stockholders to more easily attend and participate. A virtual meeting, while affording stockholders the same rights and opportunities to participate as they would at an in-person meeting, reduces travel and is therefore more environmentally-friendly for both Ladder and its investors, and also reduces costs, including venue rental, travel, catering and other expenses.

What is the quorum requirement?

    A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority in voting power of our outstanding Class A common stock entitled to vote at the Annual Meeting are present at the meeting or represented by proxy. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, we may adjourn the meeting to another date to solicit additional proxies.

How are proxies voted?

    All shares represented by valid proxies received prior to the taking of the vote at the Annual Meeting will be voted and, where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the stockholder’s instructions.

What happens if I do not give specific voting instructions?

    Stockholders of Record. If you are a stockholder of record and you:

•Indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board; or

•Sign and return a proxy card without giving specific voting instructions,

then the persons named as proxy holders, Paul J. Miceli and Kelly Porcella, will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in accordance with their best judgment with respect to any other matters properly presented for a vote at the Annual Meeting.

    Beneficial Owners of Shares Held in Street Name. If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This situation is generally referred to as a “broker non-vote.”

    Broker non-votes and abstentions will, however, be counted towards determining whether or not a quorum is present.

Which proposals are considered “routine” or “non-routine”?

    The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2024 (Proposal 2) is considered a routine matter under applicable rules. A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 2.

    The election of directors (Proposal 1), Say on Pay (Proposal 3) and Say on Frequency (Proposal 4) are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such Proposals.

How many votes are needed to approve each proposal?

    Proposal 1. Each share of Class A common stock entitles the holder thereof to one vote for each director nominee named in this Proxy Statement. The election of each director nominee will require the affirmative vote of holders of a plurality of the votes cast by shares of Class A common stock present in person via webcast or represented by proxy at the Annual Meeting.

    Proposal 2. Each share of Class A common stock entitles the holder thereof to one vote on Proposal 2 (the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2024). Approval of Proposal 2 will require the affirmative vote of holders of a majority of votes cast by shares of Class A common stock present in person via webcast or represented by proxy at the Annual Meeting.

Proposal 3. Each share of Class A common stock entitles the holder thereof to one vote on Proposal 3 (Say on Pay). Approval of Proposal 3 will require the affirmative vote of holders of a majority of votes cast by shares of Class A common stock present in person via webcast or represented by proxy at the Annual Meeting. This vote is advisory and not binding on the Company or the Board in any way.

Proposal 4. Each share of Class A common stock entitles the holder thereof to one vote on Proposal 4 (Say on Frequency). For this Proposal, the alternative that receives the highest number of votes cast by shares of Class A common stock present in person via webcast or represented by proxy at the Annual Meeting will be deemed to be the frequency recommended by our stockholders. This vote is advisory and not binding on the Company or the Board in any way, and the Board or Compensation Committee may determine that it is in our best interests to hold an advisory stockholder vote on executive compensation at a different frequency than the alternative recommended by our stockholders.

How are broker non-votes and abstentions treated?

    Broker non-votes and abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, broker non-votes, abstentions and votes withheld are not considered votes cast and therefore will have no effect on the outcome of Proposals 1, 3 and 4. Abstentions will have no effect on the outcome of Proposal 2 and we do not expect there to be broker non-votes on Proposal 2.

    In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions with respect to each proposal to the organization that holds your shares by carefully following the instructions provided in the Notice or voting instruction form.

What does it mean if I receive more than one proxy card?

    If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to help ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

    You may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person via webcast. However, your attendance at the Annual Meeting in person via webcast will not automatically revoke your proxy unless you properly vote at the Annual Meeting in person via webcast or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at Ladder Capital Corp, c/o Investor Relations at Investor.Relations@laddercapital.com, prior to the Annual Meeting.

Who will serve as the inspector of election?

    We have retained an independent inspector of election who will count the shares voted including shares voted during the Annual Meeting and will certify the election results.

Is my vote confidential?

    Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•As necessary to meet applicable legal requirements;

•    To allow for the tabulation and certification of votes; and

•    To facilitate a successful proxy solicitation.

    Occasionally, stockholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

How will our directors and officers vote on the proposals?

    The directors and executive officers of Ladder have informed Ladder that, as of the date of the filing of this Proxy Statement, they intend to vote all shares of Class A common stock owned by them “For” Proposal 1, Proposal 2 and Proposal 3 and for a frequency of every 3 years for Proposal 4. As of the Record Date, the directors and executive officers owned, in the aggregate, 14,828,753 shares of Class A common stock entitled to vote at the Annual Meeting.

Who is paying for this proxy solicitation?

    The Company will pay the entire cost of soliciting proxies. We have engaged Broadridge Financial Solutions, Inc. (“Broadridge”) to assist with the preparation and distribution of the proxy solicitation materials for the Annual Meeting, act as vote tabulator and host the virtual meeting, at a base fee of $15,000 plus reimbursement of reasonable expenses. The Company may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

    Our directors and employees also may solicit proxies in person, by telephone or by other means of communication. However, they will not receive any compensation for soliciting proxies.
How can I find out the results of the voting at the Annual Meeting?

    Preliminary voting results will be announced at the Annual Meeting. Final voting results are expected to be published on a Current Report on Form 8-K filed within four business days after the Annual Meeting.

Where are the Company’s principal executive offices located, and what is the Company’s main telephone number?

    The Company’s principal executive offices are located at 320 Park Avenue, 15th Floor, New York, NY 10022, and the Company’s main telephone number is (212) 715-3170.

Whom may I contact with questions?

    If you have any questions or require any assistance with voting your shares, please contact your broker or similar agent, or the Company’s Investor Relations team at (917) 369-3207.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at the 2025 annual meeting of stockholders?

    Notice of any proposal that a stockholder intends to present at the 2025 annual meeting of stockholders, as well as any director nominations, must be delivered to the Company’s Secretary by mail at 320 Park Avenue, 15th Floor, New York, NY 10022, or by email at Investor.Relations@laddercapital.com, no earlier than February 6, 2025, and no later than the close of business on March 8, 2025. The notice must be submitted by a stockholder of record and must set forth the information required by the Company’s Amended and Restated Bylaws with respect to each director nomination or other proposal that the stockholder intends to present at the 2025 annual meeting of stockholders.

    To be considered for inclusion in the Company’s Proxy Statement, all proposals must be submitted in writing to the Company’s Secretary so that they are received no later than December 23, 2024. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which lists the requirements for the inclusion of stockholder proposals in Company-sponsored proxy materials. If you are a beneficial owner of shares held in street name, you can contact the organization that holds your shares for information about how to register your shares directly in your name as a stockholder of record.

No Incorporation by Reference

This Proxy Statement includes several website addresses or references to additional Company reports or resources found on our corporate website. These website addresses are intended to provide inactive, textual references only. The information on these websites, including the information contained in those reports or resources, is not part of this Proxy Statement and is not incorporated by reference in this Proxy Statement.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Nominees for Election to the Board

    Identified below are the two nominees for election as a director. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the two nominees named in this Proxy Statement. Each of the directors listed below has consented to being named as a nominee in this Proxy Statement and serving on the Board, if elected. Each director, if elected at the Annual Meeting, will serve a three-year term until the 2027 annual meeting of stockholders and each respective successor is duly elected and qualified.

Name	Age as of the Annual Meeting	Position with the Company
Douglas Durst	79	Director
Jeffrey Steiner	70	Director

    The Board and its Nominating and Corporate Governance Committee believe the skills, qualities, attributes and experience of Messrs. Durst and Steiner provide the Company with business acumen and a diverse range of perspectives to help effectively address the Company’s evolving needs and represent the best interests of the Company’s stockholders. The explanations and the table in “—Board Characteristics, Experience and Skills” below describe the skills, qualities, attributes and experience of the nominees that led the Board and the Nominating and Corporate Governance Committee to determine that it is appropriate to nominate these directors for election.

Douglas Durst

Nomination. The Board recommends that stockholders vote for the election of Douglas Durst. Mr. Durst’s extensive experience as a real estate developer and environmental advocate, coupled with his strategic acumen with regard to both Ladder’s business and human capital management, position him as an important member of the Board. Mr. Durst (through family investment vehicles) invested $30 million in Ladder at its inception and an additional $5 million in 2011. To our knowledge, he is our sixth largest stockholder.

Mr. Durst was initially appointed a director in January 2014 and currently serves as chair of both our Nominating and Corporate Governance Committee and Compensation Committee. As a seasoned real estate developer, Mr. Durst’s insights have played an important role in steering the Company through uncertain times, including the unprecedented challenges of the COVID-19 pandemic and the evolving landscape of the commercial real estate industry. In Mr. Durst’s capacity as chair of the Compensation Committee, he has demonstrated a keen understanding of the significance of attracting and retaining top-tier talent. Together with Mr. Steiner and Mr. Fishman, he has been integral in crafting a compensation strategy that aligns the performance and dedication of our Named Executive Officers and employees with stockholder value. Furthermore, Mr. Durst’s long-standing involvement in environmental advocacy gives him a unique perspective and insight into the issues and opportunities that matter to stakeholders with regard to Ladder’s ESG strategy, as overseen by the Nominating and Corporate Governance Committee.

Biography. Mr. Durst is the chairman and a member of the third generation to lead The Durst Organization, one of the oldest family-run commercial and residential real estate companies in New York City. Mr. Durst joined the Durst Organization in 1968, learning the business from his father, Seymour, and two uncles, Roy and David. Under the leadership of Douglas and his cousin Jody, The Durst Organization built the nation’s first sustainable skyscraper, 151 West 42nd Street (formerly 4 Times Square), and the first LEED Platinum high-rise office tower, The Bank of America Tower at One Bryant Park. Today, the company owns, manages and operates a 13-million square foot office portfolio and nearly 3,500 residential rental units, as well as overseeing the development, management and leasing of One World Trade Center. Mr. Durst was formerly the chairman of the Real Estate Board of New York and he serves as a director of The New School and The Roundabout Theater and Primary Stages. Mr. Durst also serves as a board member of the Earth Day Initiative and trustee emeritus of The Trust for Public Land. Mr. Durst has been an environmental activist for many years and founded The Model Organic Farm Foundation, a nonprofit organization that operates one of the largest organic farms in New York State. Along with other family members, he is a trustee of The Old York Foundation, established by his father, which is committed to helping people through education to understand the history and issues facing New York City. Mr. Durst received a B.A. from the University of California Berkeley and a Doctor of Humane Letters (honoris causa) from each of the City University of New York and Allegheny College.

Jeffrey Steiner

Nomination. The Board recommends that stockholders vote for the election of Jeffrey Steiner. Mr. Steiner's distinguished career as an attorney, specializing in structuring complex commercial real estate transactions and serving as a partner at global law firms with both managerial and practice leadership roles, equips him with invaluable insights into the Company’s investments, business operations, and employee compensation and retention strategies and positions him as an important member of the Board.

Mr. Steiner was initially appointed a director in July 2018 and currently serves on our Compensation Committee. Mr. Steiner’s extensive legal background, representing investment banks, private equity firms, private real estate operating companies, mortgage REITs, and other lenders and investors, provides a comprehensive perspective on real estate and finance transactions. His dual expertise in law and business enhances Ladder's risk management, strategy development, and legal and regulatory compliance. During the challenging times of the COVID-19 pandemic, Mr. Steiner's financing acumen played a pivotal role in helping the Company navigate the reduced liquidity and increased volatility in the markets. His ongoing involvement in structuring transactions in the commercial real estate sector positions him as a valuable resource for understanding market trends. As a partner with a history of leadership at global law firms, Mr. Steiner demonstrates adeptness in overseeing people, processes, and systems, including developing and retaining talented teams of professionals. This background qualifies him for his role on our Compensation Committee. Collaborating with Mr. Durst and Mr. Fishman, Mr. Steiner has been instrumental in crafting a compensation strategy that aligns with the strong performance and dedication of our management team and employees, as described above.

Biography. Mr. Steiner is a Partner at McDermott Will & Emery LLP, an international law firm, and has more than 35 years of experience in real estate, real estate finance and real estate capital markets transactions in all areas of real estate finance, joint ventures, acquisitions and dispositions and leasing for the full spectrum of public, private, institutional and non-institutional clients. In particular, Mr. Steiner’s practice focuses on structuring, restructuring and managing complex real estate debt and equity investments and investment vehicles in the US and worldwide. Mr. Steiner formerly served as the Global Head of the Real Estate Finance Group of McDermott Will & Emery, co-managing partner of the firm’s New York office, and a member of the firm’s Management Committee. Mr. Steiner has represented Wall Street investment banks, private equity firms, mortgage REITs, and other lenders and investors in all aspects of real estate and finance transactions, including construction, conduit, floating and fixed-rate financings, forward loan commitments, mezzanine loans, loan participations, complex office leasing and mortgage-backed securities transactions. Prior to joining McDermott Will & Emery LLP in March 2018, Mr. Steiner was a Partner at DLA Piper LLP (US) from September 2008 to March 2018, where he was the Global Co-Chairperson of the Finance Department and a member of the firm’s Executive Committee. Mr. Steiner holds a J.D. from Fordham University School of Law and a B.A. from McGill University.

Directors

    The following sets forth information regarding our current Board. Biographical information pertaining to Messrs. Durst and Steiner, who are our current nominees for reelection to the Board at the Annual Meeting, can be found in the section above entitled “Nominees for Election to the Board.”

Name	Age as of the Annual Meeting	Position with the Company
Alan H. Fishman	78	Non-Executive Chairperson of the Board
Brian Harris	63	Chief Executive Officer and Director
Mark Alexander	62	Director
Douglas Durst	79	Director
Pamela McCormack	53	President and Director
Jeffrey Steiner	70	Director
David Weiner	63	Director

    Alan H. Fishman. Mr. Fishman is Non-Executive Chairperson of the Board of Directors of Ladder. Mr. Fishman was appointed as Non-Executive Chairperson of Ladder at its formation in May 2013 and previously was the Non-Executive Chairperson of our operating partnership, Ladder Capital Finance Holdings LLLP (“LCFH”), since its formation in October 2008. Mr. Fishman made a $7.5 million personal investment in Ladder at its inception and owns approximately one percent (1.0%) of the outstanding Class A common stock of Ladder. Mr. Fishman has had an extensive career in the financial services industry, having served in top executive positions at Washington Mutual Inc., Independence Community Bank, Sovereign Bancorp. and ContiFinancial Corp., and as the chairperson of Meridian Capital Group. Mr. Fishman has been a private equity investor focusing on financial services at Neuberger and Berman, Adler & Shaykin and at his own firm, Columbia Financial Partners LP, and has held a variety of senior executive positions at Chemical Bank and American International Group. In addition, Mr. Fishman is a member of the board of directors of Santander Holdings USA, Inc. and is the lead independent director, chairperson of the Audit Committee and a member of the Executive and Risk Committees of its subsidiary, Santander Bank, N.A., as well as chairperson of Santander Investment Securities Inc. Mr. Fishman is also Chairperson Emeritus of both the Board of Trustees of the Brooklyn Academy of Music and the Brooklyn Community Foundation. Mr. Fishman is on the audit committee at Continental Grain Company, on the board of MDSolarSciences, as well as the boards of several other not-for-profit and civic organizations. Mr. Fishman, during his tenure as chairman of the Brooklyn Navy Yard Development Corporation, played a significant role in the redevelopment and revitalization of the Brooklyn Navy Yard. Mr. Fishman received a B.S. from Brown University and a Masters in Economics from Columbia University.

Brian Harris. Mr. Harris is a co-founder of Ladder and has served as Chief Executive Officer (“CEO”) of Ladder since its formation in October 2008. Mr. Harris made a $25 million personal investment in Ladder at its inception and owns over five percent (5%) of the outstanding Class A common stock of Ladder. Mr. Harris is Ladder’s top individual stockholder and third largest stockholder overall, which we believe demonstrates his strong alignment with the interests of his fellow Ladder stockholders. Mr. Harris has been a director of Ladder Capital Corp since its formation in May 2013 and a director of LCFH since October 2008. Mr. Harris has nearly 40 years of experience in the real estate and financial markets. Prior to forming Ladder, Mr. Harris served as a Senior Partner, Managing Director and Head of Global Commercial Real Estate at Dillon Read Capital Management (“DRCM”), a wholly-owned subsidiary of UBS AG, from June 2006 to May 2007, managing over $500 million of equity capital from UBS AG for DRCM’s commercial real estate activities globally. Prior to joining UBS, Mr. Harris served as Head of Commercial Mortgage Trading at Credit Suisse, where he was responsible for managing all proprietary commercial real estate investment and trading activities. Mr. Harris also previously worked in the real estate groups at Lehman Brothers, Salomon Brothers, Smith Barney and Daiwa Securities. Mr. Harris earned a B.S. in Biology and an M.B.A. from The State University of New York at Albany.

    Mark Alexander. Mr. Alexander was appointed a director of Ladder in June 2015. Mr. Alexander is Head of Technology and Operations at Rockefeller Capital Management, a privately-owned financial services firm offering global family office, asset management and strategic advisory services to ultra-high-net-worth individuals, families and institutions. Prior to joining Rockefeller, Mr. Alexander was the Chief Executive Officer and board member of iCreditWorks, a FinTech start-up that leverages mobile and emerging technologies to transform point-of-care lending between healthcare consumers and professionals. Mr. Alexander has spent his career focusing on financial services, technology and operations, previously serving as an Executive Advisor to McKinsey & Company, Aquiline Capital Partners, and Broadridge Financial Solutions, as well as serving in other advisory roles through his company, Latigo Financial Services (“Latigo”). Prior to forming Latigo, Mr. Alexander spent 24 years at Merrill Lynch and its successor Bank of America Merrill Lynch, becoming the Chief Information Officer and Head of Technology and Operations for Global Markets and Global Wealth and Investment Management. Mr. Alexander has played an active role in numerous securities industry associations in the U.S. and Europe and has served on the boards of Depository Trust and Clearing Corporation, where he was Lead Director in 2012/2013, Euroclear, LCH.Clearnet, the European Securities Clearing Corporation, the Government Securities Clearing Corporation, and the Participants’ Trust Company, where he was Chairman in 1996/1997. Mr. Alexander is a Certified Public Accountant (inactive) and received a B.B.A. from Hofstra University and an M.B.A. from New York University’s Stern School of Business.

Pamela McCormack. Ms. McCormack was appointed a director of Ladder in June 2019. Ms. McCormack is a co-founder and the President of Ladder and a licensed attorney. Before forming Ladder in October 2008, Ms. McCormack served as Head/Co-Head of Transaction Management - Global Commercial Real Estate at both DRCM and UBS Investment Bank, managing teams responsible for the structuring, negotiating and closing of all real estate investments globally. Prior to her tenure at UBS, Ms. McCormack held the role of Vice President and Counsel at Credit Suisse, and Associate at leading global law firms. Ms. McCormack received a B.A. from the State University of New York at Stony Brook and a J.D. from St. John’s University School of Law, and served on the Advisory Board of St. John’s Mattone Family Institute for Real Estate Law. Ms. McCormack has 27 years of experience in commercial real estate finance.

    David Weiner. Mr. Weiner was appointed a director of Ladder in June 2019. Mr. Weiner has over 30 years of investment industry experience and has been a Senior Vice President/Investments at Stifel since 2014. Prior to Stifel, Mr. Weiner created and managed Chrome Capital Management, LLC (“Chrome”), a registered investment advisor. Prior to founding Chrome, Mr. Weiner was a Managing Director at RBC Capital Markets, where he led the equity swap desk and marketed equity derivatives to RBC’s corporate clients. Mr. Weiner joined RBC from Lazard Freres where, in addition to other responsibilities, he served as the U.S. Head of Derivatives at CALFP, a joint venture between Credit Agricole Bank and Lazard. Prior to CALFP, Mr. Weiner held various equity and fixed income derivative and capital market positions at UBS, Deutsche Bank, and Lehman Brothers. Mr. Weiner began his career in the actuarial field. He holds a B.S. in Economics from the State University of New York at Albany.

The compensation program for our non-employee directors is described below under “Executive Compensation—Director Compensation.”

Board Characteristics, Experience and Skills

Our current directors provide an array of qualifications to serve on our Board and attributes that inform their perspectives and benefit Ladder. Our Board includes directors with knowledge of, and/or with experience in:

Characteristics, Experience and Skills	Facilitate Board Oversight of Ladder’s . . .	Fishman	Harris	Alexander	Durst	McCormack	Steiner	Weiner
Accounting / Auditing Experience in analyzing financial statements and data or accounting or auditing management experience	Financial reporting and system of internal controls	☑		☑				☑
Business Operations Experience in managing the people, processes and systems of an organization or department to efficiently and effectively drive business goals	Strategy, staffing, spending and execution of business plans	☑	☑	☑	☑	☑	☑	☑
Capital Management Experience in managing and allocating investor funds or company financial resources to maximize risk adjusted returns	Capital structure, including use of debt, equity, and cash allocated among business lines to fund investments with attractive risk adjusted returns	☑	☑	☑	☑	☑		☑
Environmental, Social, Governance (ESG)
Experience with evolving environmental, social and governance matters, including initiatives aimed to advance sustainable and responsible business practices and promote social responsibility

	Commitment to sound corporate governance, environmental stewardship, and social responsibility within our Company and the communities in which we operate	☑		☑	☑	☑
Financial Expertise / Literacy Experience in financial management, modeling, forecasting, budgeting, or investing	Financial risk management, decision-making and communication with stakeholders, including investors and lending and depository relationships	☑	☑	☑	☑	☑	☑	☑

Characteristics, Experience and Skills	Facilitate Board Oversight of Ladder’s . . .	Fishman	Harris	Alexander	Durst	McCormack	Steiner	Weiner
Independence
Meets SEC and New York Stock Exchange (“NYSE”) criteria for “independence” and is determined to possess the ability to exercise judgment independent of management and prioritize the best interests of stockholders

	Management and Board decisions regarding business strategy, corporate governance and disclosure	☑		☑	☑		☑	☑
Investment Markets Knowledge and experience in global or U.S. debt and equity markets, investment strategies, and investment trends	Performance in the markets in which we operate, including the CMBS and CLO securitization markets, as well as our navigation of market volatility, adverse changes in economic and market conditions, and changes in interest rates, inflation and credit spreads		☑	☑				☑
Legal Experience Experience navigating complex legal issues as a licensed attorney	Insight into potential legal implications of business decisions, evaluation of outside legal advice and navigation of complex legal matters					☑	☑
Other Recent Public Company Board Experience Valuable corporate governance insight gained by serving on the boards of other public companies	Corporate governance, regulatory compliance, and strategic planning	☑
Public Company Executive Experience
Experience serving in a senior leadership role in a public company, accountable for corporate decision-making and accountable to investors, regulators, lenders and other stakeholders

	Public company operations including human capital management, investor relations and financing	☑	☑			☑

Characteristics, Experience and Skills	Facilitate Board Oversight of Ladder’s . . .	Fishman	Harris	Alexander	Durst	McCormack	Steiner	Weiner
Regulatory/Risk Management
Expertise in identifying, managing and mitigating risks, such as financial, operational, reputational, and cyber risks, as well as overseeing compliance with relevant laws, regulations, and standards

	Risk mitigation strategies, compliance with laws, regulations, policies and procedures	☑	☑	☑	☑	☑	☑	☑
REIT/Real Estate Industry Experience
Experience in Real Estate Investment Trusts (REITs) or real estate acquisitions, ownership, operations, valuation, development, leasing, sales or financing, providing an understanding of the challenges and opportunities within this sector

	Commercial real estate investment activities of loan origination, property ownership and securities investments and REIT compliance	☑	☑	☑	☑	☑	☑
Real Estate Finance Experience Experience in evaluating, structuring, pricing and obtaining or issuing commercial real estate-related debt	The Company’s financing strategies and agreements as well as its commercial real estate loan origination business	☑	☑		☑	☑	☑
Technology Expertise in leveraging technology to enhance performance and efficiency and in protecting an organization from cyber threats and data breaches	Technology initiatives and cybersecurity and data privacy program			☑
Gender Diversity Promotes gender diversity and inclusion within the workplace and corporate leadership	Diverse and inclusive corporate culture					☑

Corporate Governance

Ladder Corporate Governance Highlights
Independent Non-Executive Chairperson	Ladder stockholders benefit from the experience of, and alignment of interest with, our independent Non-Executive Chairperson who owns 1% of Ladder
No Hedging or Pledging	We prohibit short sales, transactions in derivatives, hedging and pledging of our securities by directors, executive officers and employees
Robust Board Evaluation	A rigorous Board, Committee and director self-assessment process helps our Board evaluate its performance and identify and address any potential gaps
Executive Sessions	Our independent directors hold regular executive sessions
Stock Ownership Guidelines	We have adopted stock ownership guidelines for all executive officers and non-employee directors
ESG Committee	With oversight from our Nominating and Corporate Governance Committee, our ESG Committee of cross-functional leaders drives our ESG strategy development and implementation
Whistleblower Policy	With an anonymous phone line and web-based reporting system, our process helps ensure the confidentiality and protection of whistleblowers
No Overboarding	Directors do not serve on more than three public company audit committees
No Stockholder Rights Plan or “Poison Pill”	We do not have a stockholder rights plan or “poison pill”
Independent Directors	Five of our seven directors are independent under applicable NYSE and SEC rules. Our Audit, Compensation and Nominating and Corporate Governance Committees are composed solely of independent directors
Stockholder Engagement	We have a robust year-round stockholder engagement process
Succession Planning	The Board engages in succession planning of executive officers

Board Alignment of Interests. We firmly believe that one of the most effective ways to align with stockholders is by investing in Ladder’s stock ourselves. As of December 31, 2023, members of our Board collectively owned 10.7% of Ladder’s Class A common stock, which would effectively make our Board the Company’s largest stockholder—owning 21% more than the next largest stockholder. When we combine the Board’s interests with those of our Named Executive Officers, our internal stockholder representation increases to 11.2%. Therefore, during our quarterly Board meetings, which are typically attended by the entire Board and the Named Executive Officers, we engage with 11.2% of our stockholders, including some of the largest investors. The Board is confident that this level of ownership in an internally-managed REIT firmly aligns their interests with those of fellow stockholders.

Our Board members’ holdings are not limited to stock received as part of their equity-based compensation; they also include significant personal investments made in Ladder, primarily at inception. Collectively, their personal investments amounted to $67.5 million:

•Mr. Harris invested $25 million;

•Mr. Durst (through family investment vehicles) invested $35 million; and

•Mr. Fishman invested $7.5 million.

As of December 31, 2023, our Board’s Ladder holdings were valued at $156.2 million. Excluding the collective Board ownership as described above, and to our knowledge:

•Mr. Harris remained Ladder’s top individual stockholder and third largest stockholder overall, with holdings valued at $86.6 million;

•Mr. Durst (personally and through family investment vehicles) was our sixth largest stockholder, with holdings valued at $41.3 million; and

•Collectively, Ms. McCormack and Messrs. Alexander, Fishman, Steiner and Weiner would constitute our eleventh largest stockholder, with holdings valued at $28.3 million (Mr. Fishman and Ms. McCormack were both individually among the top 20 stockholders, with holdings valued at $14.2 million and $12.2 million, respectively).

See “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” for details of the Board’s current ownership. See also “Executive Compensation—Director Compensation—Non-Employee Director Stock Ownership Guidelines” for details regarding Ladder’s stock ownership guidelines for directors. The Board also adopted Executive Stock Ownership Guidelines for our Named Executive Officers, who collectively own 7.3% of Ladder’s Class A common stock as of December 31, 2023. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Executive Stock Ownership Guidelines.”

Board Leadership. Mr. Fishman has served as the independent Non-Executive Chairperson of the Board since Ladder’s inception. The Board believes that Mr. Fishman, who owns approximately one percent (1%) of Ladder’s Class A common stock, is aligned with his fellow stockholders and has the in-depth knowledge of the issues, challenges and opportunities facing Ladder to assure that the Board’s time and attention are focused on what it views as the most critical matters. As Non-Executive Chairperson, Mr. Fishman’s significant core responsibilities include chairing Board meetings, guiding discussions at Board meetings and encouraging director participation and input, presiding at the regularly scheduled executive sessions of the independent directors of the Board, and engaging with directors between Board meetings to further identify items for consideration. Mr. Fishman facilitates robust and effective communication between the directors and members of management, and the Board believes that the overall leadership structure is effective in providing the Board with a well-informed and current view of our business that enhances its ability to address strategic considerations, as well as focus on the opportunities and risks that are of greatest importance to us and our stockholders.

The Board does not believe that mandating a particular leadership structure is necessary to achieve effective oversight and retains the authority to modify its leadership structure when and, if appropriate, in the best interest of Ladder’s stockholders. The Board takes a thoughtful approach in evaluating and implementing the leadership structure for the Board based on applicable facts and circumstances, including the qualifications and experience of our then-serving directors and the evolving needs of our Company, which necessarily change over time.

Board Structure. The Board, which consists of seven directors, met four times during 2023. The Board believes that a seven-person board is appropriate for a company with just 59 employees as of December 31, 2023. This size provides diversity of experience and expertise while, along with the added benefit of an odd number of members, facilitating efficient and nimble decision-making. The Board and Nominating and Corporate Governance Committee review the size and composition of the Board to endeavor to continue to meet the best interests of the Company and its stockholders. As discussed below, the Company will consider a diversified pool of qualified candidates upon a vacancy.

The Board is divided into three classes, each serving staggered, three-year terms:

•    Our Class I directors are Messrs. Durst and Steiner;

•    Our Class II directors are Messrs. Fishman and Weiner and Ms. McCormack; and

•    Our Class III directors are Messrs. Harris and Alexander.

    As a result, only one class of directors is elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. Vacancies on our Board can be filled by resolution of our Board.

Consistent with the practice of certain of the Comparable Companies (as defined in “Executive Compensation—Setting Executive Compensation—Role of the Compensation Consultant and Use of Peer Group Data”) and a sizeable number of other Russell 3000 companies, a classified board remains a feature of our corporate governance as it provides:

•Long-term stability by enabling directors to focus on long-term priorities and strategic objectives;

•Continuity of leadership;

•Enhanced Board independence as a result of reduced vulnerability to external pressure; and

•Protection against coercive takeover tactics.

Board Composition. Ladder has adopted Corporate Governance Guidelines that describe the Company’s criteria for directors and the director nominating process, summarized herein.

The Company seeks to align Board composition with the Company’s strategic direction so that directors possess the skills, experience and backgrounds that are relevant to the key strategic and operational issues that they will oversee and approve. We value the benefits that diversity can bring to the Company and are committed to the promotion of a diverse management team and Board. We think broadly about diversity and recognize that it can include, but is not limited to, gender, sexual orientation, ethnicity, generation, age, background, education, experiences, abilities, and skills. The Company is committed to a diverse and inclusive culture that solicits multiple perspectives and is free of bias and discrimination. Director candidates are typically selected based on their integrity and character, sound, independent judgment, track record of accomplishment in leadership roles, as well as their professional and corporate expertise, skills and experience.

Criteria that are typically considered by the Board in the selection of directors include:

•The independence, judgment, strength of character, reputation in the business community, ethics and integrity of the individual;

•The business or other relevant experience, skills and knowledge that the individual may have that will enable their effective oversight of the Company’s business;

•The fit of the individual’s skill set and personality with those of the other directors so as to build a Board that works together effectively and constructively; and

•The individual’s ability to devote sufficient time to carry out the responsibilities of a Ladder director in light of such individual’s occupation and service on the boards of directors of other public companies.

The Company will consider a diversified pool of candidates upon a vacancy.

Nominating Process. The Nominating and Corporate Governance Committee is responsible for screening and recommending to the Board nominees for election as directors of the Company, including nominees recommended by stockholders of the Company. The Nominating and Corporate Governance Committee generally will consider director candidates recommended by a stockholder on the same basis as if such candidates were recommended by other sources, provided that, where a third party has the right to propose for nomination one or more directors to the Board, the selection and nomination of such directors need not be subject to the nominating process described in our Corporate Governance Guidelines. When formulating its Board membership recommendations, the Nominating and Corporate Governance Committee considers advice and recommendations from stockholders, management, and others as it deems appropriate, and will also take into account the performance of incumbent directors in determining whether to recommend them for reelection at the annual meeting of stockholders. The Company, among other resources, may rely upon its vast commercial real estate finance and risk management network in identifying potential qualified candidates for the Board.

    Following the completion of interviews (including, as appropriate, with other directors, the CEO and other members of management) and reference checks of identified candidates, the Nominating and Corporate Governance Committee makes recommendations to the Board with respect to the candidates. The full Board then votes on the committee’s recommendations. A candidate approved by a majority of the Board shall be appointed to a class and shall be nominated for election by the Company’s stockholders at the next applicable Annual Meeting that such class is designated to stand for election.

    Board Independence. The Board has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, and affiliations, the Board has determined that Messrs. Fishman, Alexander, Durst, Steiner and Weiner do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing standards of the NYSE. In making these determinations, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.” All matters relating to such relationships fall within the criteria set forth in our Corporate Governance Guidelines. Our Non-Executive Chairperson presides at the regularly scheduled executive sessions of these independent directors of the Board.

    There are no family relationships among the Company’s executive officers and directors.

Board Committees. The Board has a standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk and Underwriting Committee. The Board has determined that all committee members, excluding Mr. Harris, the Company’s CEO, who serves on the Risk and Underwriting Committee, are independent under applicable NYSE and SEC rules for committee memberships.

    All committees operate under written charters adopted by the Board. The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee charters and the Company’s Corporate Governance Guidelines are available on our website at ir.laddercapital.com.

    During 2023, each member of the Board attended or participated in at least 75% of the meetings of the Board and all of the meetings held by each of the Audit, Compensation and Nominating and Corporate Governance committees of the Board on which such person served. The current chairs and members of the committees are shown in the table below.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Risk and Underwriting Committee
Alan H. Fishman	Member	Member	—	Chair
Brian Harris	—	—	—	Member
Mark Alexander	Chair	—	Member	—
Douglas Durst	—	Chair	Chair	—
Pamela McCormack	—	—	—	—
Jeffrey Steiner	—	Member	—	—
David Weiner	Member	—	—	—

    Audit Committee.

Responsibilities. The Audit Committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control, cybersecurity and legal compliance functions by approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. The Audit Committee also oversees the audit efforts of our independent registered public accounting firm and takes such actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management, including selecting the audit engagement partner and ensuring that such partner rotates every five years and reviewing and approving non-audit fees and services. The Audit Committee also prepared the Audit Committee Report included in this Proxy Statement.

Members and Meetings. Our Audit Committee is currently comprised of Messrs. Alexander (Chair), Fishman and Weiner. The Board has determined that Mr. Fishman and Mr. Alexander meet the SEC’s definition of Audit Committee Financial Expert and that all members of our Audit Committee meet the requirements for independence and financial literacy under the applicable requirements of the SEC and NYSE rules.

The Board delegates the aforementioned responsibilities to the Audit Committee because of the relevant skills and experience of its members. Their collective expertise, encompassing accounting and auditing management, proficiency in analyzing financial statements and data, and substantial background in financial management, modeling, forecasting, budgeting, and investing, positions them well to supervise the Company’s financial reporting and internal control systems. Mr. Fishman has had an extensive career in the financial services industry, having served in top executive positions at regional and national banks. Mr. Weiner, who began his career in the actuarial field, possesses over 30 years of investment industry experience. Mr. Alexander, a Certified Public Accountant (inactive), also brings significant experience in technology and operations. Mr. Alexander’s technological expertise provides the Audit Committee with valuable insights in its oversight of the Company’s technology initiatives and cybersecurity and data privacy program.

The Audit Committee met a total of four times during 2023.

Compensation Committee.

Responsibilities. Among other responsibilities set forth in its charter, the Compensation Committee determines our general compensation policies and recommends to the Board the compensation provided to our directors, our CEO, and our other officers. The Compensation Committee also reviews and recommends to the Board equity-based compensation for our directors and officers. Under its charter, the Compensation Committee has the authority to retain outside legal, accounting or other consultants or experts, including compensation consultants, as it deems necessary in the performance of its duties and without having to seek approval of the Board. For additional information, please see “Executive Compensation—Setting Executive Compensation” below.

    Members and Meetings. Our Compensation Committee is currently comprised of Messrs. Durst (Chair), Fishman and Steiner. The Board has determined that all members of our Compensation Committee meet the criteria for independence under the applicable requirements of the NYSE and SEC rules.

The Board delegates the aforementioned responsibilities to the Compensation Committee because of the relevant skills and experience of its members. Their combined expertise, spanning business operations, public company executive, legal and board experience, and REIT/real estate industry practices, positions them effectively to oversee the compensation and benefits of the Company’s officers, directors and employees, which are crucial for retaining and developing our skilled and talented team. The Committee members’ real estate experience provides them with perspective on the challenges and opportunities within this sector that may affect employee compensation and retention. Mr. Durst, chairman of The Durst Organization, has demonstrated a keen understanding of the significance of attracting and retaining top-tier talent. Mr. Fishman, a former public company executive and current public company board member, brings accountability for corporate decision-making and strategy, including in the realm of employee compensation and benefits. Having served as a partner at global law firms with both managerial and practice leadership roles, Mr. Steiner provides valuable insights into our investments, business operations, and employee compensation and retention strategies.

The Compensation Committee met once during 2023. Pursuant to its charter, the Compensation Committee may form one or more subcommittees, each of which may take such actions as may be delegated by the Committee.

Compensation Committee Interlocks and Insider Participation. None of the members of the Compensation Committee is or has been an executive officer of the Company, nor did they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K, other than those described in the section captioned “Certain Relationships and Related Party Transactions.” None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2023.

    Nominating and Corporate Governance Committee.

Responsibilities. After the end of the fiscal year, the Nominating and Corporate Governance Committee recommended to the full Board the nominees named in this Proxy Statement for election to the Board. As further discussed below, the Nominating and Corporate Governance Committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board and its committees. The Nominating and Corporate Governance Committee leads the annual self-assessment by the Board, its committees and its directors and uses the results of this process to help refine and improve the operations of both the Board and its committees. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our Corporate Governance Guidelines and reporting and making recommendations to the Board concerning corporate governance matters. The Committee annually assesses Ladder’s corporate governance practices in comparison to market practices (including other Russell 3000 companies) and the views of stockholders and proxy advisors. The Committee is also responsible for reviewing the overall adequacy of, and providing oversight with respect to, the Company’s ESG risk management, strategy, initiatives and policies as further described in “—Environmental, Social and Governance (“ESG”)” below and the ESG section of our Investor Relations website at ir.laddercapital.com/esg.

Members and Meetings. Our Nominating and Corporate Governance Committee is currently comprised of Messrs. Durst (Chair) and Alexander. The Nominating and Corporate Governance Committee is composed entirely of directors who satisfy NYSE director independence standards.

The Board delegates the aforementioned responsibilities to the Nominating and Corporate Committee because of the relevant skills and experience of its members. The Committee members have combined expertise in ESG matters, real estate, capital management and regulatory/risk management. They can effectively oversee and evaluate the Company’s corporate governance practices, ESG strategy, response to stockholder concerns and governance disclosure. Mr. Durst’s extensive involvement in environmental advocacy as chairman of The Durst Organization provides a distinctive perspective and insight into the issues and opportunities that hold significance for stakeholders concerning the Company’s ESG strategy. Mr. Alexander’s board service with organizations such as the Depository Trust and Clearing Corporation, Euroclear, LCH.Clearnet, the European Securities Clearing Corporation, the Government Securities Clearing Corporation, and the Participants’ Trust Company, has equipped him with extensive experience in corporate and market governance. Both directors, in their respective roles, possess significant experience in adeptly responding to a diverse array of stakeholders. The Committee members’ experience in managing and allocating investor funds or company financial resources, coupled with their expertise in regulatory/risk management, positions them to offer insights from both the Company’s perspective and that of our stakeholders. Their insight from the real estate industry further contributes practical knowledge and awareness of peer practices.

The Nominating and Corporate Governance Committee met once during 2023.

    Risk and Underwriting Committee.

Responsibilities. The Risk and Underwriting Committee reviews our internal risk reports and evaluates risk management strategies as more fully described below in “—Board Oversight of Risk Management.” In addition, it reviews and approves: (i) loans greater than $50 million; (ii) real estate equity investments greater than $20 million; (iii) AAA-rated securities positions greater than $76 million; (iv) all other investment grade securities positions greater than $51 million; and (v) in the case of non-rated or sub-investment grade securities, any single class of any single issuance in excess of the lesser of (x) $21.0 million and (y) 10% of the total net asset value of the respective Ladder subsidiary or other entity for which Ladder has authority to make investment decisions. The committee also approves aggregate investments in real estate-related corporate debt above $80 million and aggregate investments in real estate-related equity securities above $20 million.

Members and Meetings. Our Risk and Underwriting Committee is currently comprised of Messrs. Fishman (Chair) and Harris.

The Board delegates the aforementioned responsibilities to the Risk and Underwriting Committee because of the relevant skills and experience of its members. The Committee members have combined expertise in real estate, investment markets, and capital, financial and regulatory/risk management, qualifying them to effectively support the Board in its oversight of the risk management and underwriting policies and practices of the Company and its subsidiaries. Mr. Harris has nearly 40 years of experience in the real estate and financial markets, overseeing both commercial real estate investment and trading activities at Ladder and in the commercial real estate groups of several investment banks before founding Ladder. Mr. Fishman, as an executive and board member of several regional and national banks and has significant experience in real estate, including as former chairman of the Brooklyn Navy Yard Development Corporation and Meridian Capital Group.

Ms. McCormack’s significant experience as an attorney, seasoned real estate finance executive, co-founder and President of the Company also adds substantial value to the Company’s risk management oversight in her role and as a member of our Investment Committee. All loan and real estate investments, including those that are presented to the Risk and Underwriting Committee, require approval from our Investment Committee, comprised of Mr. Harris; Ms. McCormack, President; Michael Scarola, Chief Credit Officer; and Craig Robertson, Head of Underwriting and Portfolio Management. In her multi-faceted role, Ms. McCormack oversees our national middle-market-focused direct origination platform and manages a wide spectrum of activities, including investment, asset management, risk management, financing, and capital markets activities.

This Risk and Underwriting Committee endeavors to meet at least quarterly or more frequently as needed depending on the transaction requirements.

Continuing Education. At each Board meeting, members of the Board and management inform each other of, and share their views on, current events and recent industry developments with the benefit of their experience and areas of expertise. Management discusses aspects and performance of each Ladder business line and periodically provides more in-depth presentations on certain business areas, such as financing and asset management. Our Board and committees also receive updates as applicable from third party advisors, including the Compensation Committee’s compensation consultant, outside counsel and our independent registered public accounting firm.

Board Evaluation. Each year, our Board conducts a rigorous self-evaluation process. This process is overseen by the Nominating and Governance Committee and conducted by outside counsel with corporate governance experience. The performance evaluations solicit anonymous input from directors regarding the performance and effectiveness of the Board and its committees.

Topics at both the Board and committee levels include:

•Timing and agenda of meetings;

•Quality of meeting materials;

•Composition and diversity;

•Accountability and effectiveness;

•Leadership and committee structures;

•Standards of conduct;

•Director education opportunities;

•Board compensation; and

•Quality of third party advisors.

Our individual director self-assessments require each director to reflect on the qualities that affect their performance on, and contribution to, the Board, including:

•Independence;

•Preparation;

•Knowledge and expertise;

•Attendance and time commitment;

•Stockholder alignment;

•Judgment and skills; and

•Participation and contribution to collective decision-making.

The Nominating and Governance Committee reviews the results and feedback from the evaluation process, which are compiled anonymously, and makes recommendations for improvements as appropriate. The Board believes that this annual evaluation process supports its effectiveness and continuous improvement.

Annual Corporate Governance Evaluation. Our Nominating and Corporate Governance Committee oversees a comprehensive annual assessment of our corporate governance practices. As part of this review, the Committee:

•Receives a presentation prepared by our internal and external legal counsel that compares our corporate governance practices with those of S&P 500 and other Russell 3000 companies and the recommendations of leading proxy advisory firms;

•Considers feedback from our engagement with our stockholders on various corporate governance matters;

•Compares our high level of insider ownership relative to our peers; and

•Discusses and approves any changes to our corporate governance practices with the full Board.

The Committee strives to balance the views of our stockholders and proxy advisory firms with our own assessment of what is best for our Company and long-term value creation for our stockholders and prioritizes such long-term value creation when our views may not align with those of proxy advisory firms or other stakeholders.

Board Oversight of Risk Management. One of the key functions of the Board is informed oversight of our risk management process. The Board administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Together with management, the Board is responsible for monitoring and assessing short-, medium- and long-term strategic risk exposure, including exposure to risks regarding credit, liquidity, operations and asset/liability matching. Management attends Board meetings at the invitation of the Board and is available to address any questions or concerns raised by the Board on risk management and any other matters. Management provides financial risk management and compliance reports to the Risk and Underwriting Committee, which are included in the Board’s meeting materials and discussed by Ladder's Chief Financial Officer at each Board meeting. The analysis includes items such as interest rate and counterparty risk management, and covenant compliance, compliance relating to status as a REIT and compliance with the Investment Company Act of 1940, as amended. The Board and its committees consult with outside experts as needed to address existing risks and/or anticipate future threats and trends.

Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. Our Audit Committee also has the responsibility to monitor compliance with applicable legal and regulatory requirements, including those of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and review with our independent auditors the adequacy and effectiveness of our internal controls over financial reporting.

Our Audit Committee and Nominating and Corporate Governance Committee are responsible for periodically evaluating the Company’s corporate governance policies and procedures in light of the governance risks that the Company faces and the adequacy of the Company’s policies and procedures designed to address such risks. The Compensation Committee assesses and monitors our compensation policies and programs to, among other goals, seek to ensure employee alignment with stockholders and talent engagement, mitigate retention risk and support recruitment. Our Nominating and Corporate Governance Committee is responsible for developing and reviewing periodically succession plans for key Company executives, including the CEO. Our Risk and Underwriting Committee assesses and monitors our risk management strategies, including, but not limited to, those designed to mitigate credit, interest rate, liquidity and counterparty risk, and investments of material size as described above.

    Board Oversight of Cybersecurity. Ladder has a cybersecurity risk management program that is designed to assess, identify, manage, and govern material risks from cybersecurity threats. As further described in our 2023 Annual Report, our cybersecurity risk management program is a key component of our overall risk management program. Ladder leverages a senior cybersecurity team (the “Cybersecurity Team”) comprised of the Chief Technology Officer (“CTO”), Chief Administrative Officer and General Counsel, Chief Compliance Officer and Senior Regulatory Counsel (“CCO”), as well as senior representatives from Ladder’s outsourced technology firm. The Cybersecurity Team maintains Ladder’s cybersecurity program, which is designed to identify, detect and manage cybersecurity risks.

The Audit Committee, on behalf of the board of directors, is responsible for oversight of the Company’s strategies to assess and mitigate cybersecurity risks, as set forth in the Audit Committee’s charter. The Audit Committee receives quarterly or as needed updates from the CTO regarding the cybersecurity risks the Company faces based on the current cybersecurity threat landscape, as well as the status of the measures undertaken by the Company to manage those risks.

    Codes of Ethics. Our Board has adopted a code of ethics that applies to all of our employees, officers and directors, as well as a code of ethics for senior financial officers. The full text of both codes is available on our website at ir.laddercapital.com. We intend to disclose future amendments to certain provisions of our codes of ethics, or waivers of certain provisions as they relate to our directors and executive officers, at the same location on our website or otherwise as required by applicable law. Our CCO is responsible for overseeing our compliance program, which we believe is reasonably designed to adequately address applicable risks. She also identifies and addresses violations of our codes of ethics. In addition, our CCO annually evaluates our compliance program and recommends changes for approval by the Audit Committee. As our compliance program also serves as the compliance program for our registered investment advisor, we undergo an annual compliance program review by a third-party regulatory consulting firm, which includes our codes of ethics policies and procedures.

Stockholder Engagement and Response to Stockholder Feedback

    Stockholder Engagement. Our Board believes that seeking and considering stockholder feedback is critical to driving long-term growth and creating stockholder value. Our stockholder engagement program is a robust, year-round process encompassing meetings held throughout the year with stockholders during which we encourage ongoing, meaningful dialogue about the issues our stockholders find most important.

Our CEO, President, our senior investor relations team, and Board regularly engage with stockholders via:

•Quarterly earnings calls;

•One-on-one meetings, phone calls and other correspondence;

•Attendance and participation in investor conferences; and

•Our annual stockholder meeting.*

*All directors are encouraged to attend the Annual Meeting and all directors attended in 2023.

We maintain a comprehensive investor relations website that includes an introductory overview presentation as well as presentations that provide supplemental earnings data in an easy-to-read format. We encourage investor engagement through our investor relations website, phone line and email. Investor inquiries are overseen by our Managing Director of Capital Markets and are reviewed by key executives including our Chief Financial Officer, Chief Administrative Officer and General Counsel, and other senior personnel that comprise our investor relations team. This level of senior attention to investor inquiries and stockholder engagement demonstrates our commitment to prioritizing stockholder communications and promptly addressing inquiries from investors.

We have a diversified stockholder base, with only three stockholders, including Brian Harris, our CEO, owning more than five percent of Ladder’s stock as of December 31, 2023, the date of the most recent Section 13G filings. During 2023 and the first quarter of 2024, we had direct contact with many institutional holders of Ladder's common stock and corporate bonds, and we intend to continue to communicate directly with those who request the opportunity to speak with us.

We also:

•Participated in eleven investor conferences hosted by various financial institutions; and

•Met with approximately 150 buy-side investor accounts at conferences or at separate one-on-one investor meetings or calls.

Ahead of each annual meeting, the Non-Executive Chairperson of our Board, Mr. Fishman, who is also a member of our Compensation, Risk and Underwriting and Audit Committees, and our Chief Administrative Officer and General Counsel, Ms. Porcella, who is also our Head of ESG, contact our largest institutional stockholders to provide them with the opportunity to discuss the Company’s strategies with regard to corporate governance, executive compensation, and ESG, and answer any questions. Mr. Fishman and Ms. Porcella engage directly with stockholders who respond affirmatively by videoconference or teleconference. In 2023, our commitment to stockholder engagement remained robust, with Mr. Fishman and Ms. Porcella reaching out to our six largest institutional investors, collectively holding approximately 29% of our outstanding shares. Simultaneously, our 2023 proxy solicitor, MacKenzie Partners, Inc., extended invitations to the remaining top 25 stockholders (excluding Mr. Harris and the family investment vehicle of Mr. Durst) for discussions with Mr. Fishman and Ms. Porcella. These concerted efforts reached investors representing approximately a combined 47% of our outstanding Class A common stock and resulted in productive meetings with two of our three largest institutional investors, who collectively hold approximately 12% of our outstanding shares.

Subsequent to the 2023 Annual Meeting, Ms. Porcella, along with Mr. Fishman and other members of management including Mr. Harris, Ms. McCormack, and Mr. Miceli, diligently followed up with our major investors, representing approximately 31% of our outstanding shares, during the proxy off-season. The outreach efforts resulted in meaningful conversations with institutional investors representing approximately 21% of our outstanding shares, including our two largest investors. These calls provided these investors with the opportunity to share detailed feedback and ask questions concerning Ladder’s corporate governance, executive compensation, and overall business strategies. The valuable insights gained from these interactions played an important role in our decision-making and actions in response to the outcomes of the 2023 Annual Meeting.

Response to Stockholder Feedback. Our Board reviews our annual meeting results, ongoing stockholder feedback and corporate governance and compensation trends to help drive and develop our stockholder engagement priorities. The priority topics for stockholders during our 2023 outreach included Ladder’s business performance and strategy, our board qualifications and structure, corporate governance provisions, management succession planning, and how we addressed concerns from our last “Say on Pay” and “Say on Frequency” votes.

Continuing to build on our progress from the prior year when we adopted stock ownership guidelines for our Named Executive Officers, provided stockholders with more opportunities for input on the Company’s ability to make equity-based grants by not including an “evergreen” annual share reserve increase provision in the Ladder Capital Corp 2023 Omnibus Incentive Plan and enhancing disclosure throughout the proxy statement, this year we continued to solicit and respond to feedback from our stockholders:

Investors Asked That We Explain . . .	. . . How We Responded
Ladder’s corporate strategy in this macro-economic environment . . .
•Transparently communicated our strategy, including our portfolio composition, liquidity and dividend policy, in our earnings calls and investor meetings and presentations on our investor relations website.

How our directors’ characteristics, experience and skills benefit Ladder . . .
•Comprehensively explained why the Board is recommending the re-election of Mr. Durst and Mr. Steiner in “Directors, Executive Officers and Corporate Governance—Nominees for Election to the Board;” and

•Further enhanced our Board disclosure by defining and describing how directors’ characteristics, experience and skills enable our directors to facilitate the Board’s oversight of various aspects of Ladder’s business. See “Directors, Executive Officers and Corporate Governance—Board Characteristics, Experience and Skills.”

How Ladder intends to further its Board diversity efforts . . .	•Committed to considering a diversified pool of qualified candidates upon a Board vacancy in “Directors, Executive Officers and Corporate Governance—Corporate Governance—Board Composition.”
How we assess the appropriateness of our corporate governance practices . . .
•Enhanced our disclosure of the Board’s alignment with stockholders, highlighting our collective Board ownership, which would effectively make it the Company’s largest stockholder, and detailing the substantial personal investments made in the Company by certain Board members. See “Directors, Executive Officers and Corporate Governance—Corporate Governance—Board Alignment of Interests;”

•Added disclosure regarding our Nominating and Corporate Governance Committee’s comprehensive annual assessment of corporate governance practices. See “Directors, Executive Officers and Corporate Governance—Corporate Governance—Annual Corporate Governance Evaluation;” and

•Provided insight into the Board’s decision to maintain a seven-member board in “Directors, Executive Officers and Corporate Governance—Corporate Governance—Board Structure.”

How Ladder determined the composition of each of our Board committees . . .
•Added disclosure regarding our Board’s assignment of members and responsibilities to each committee based on relevant director skills and experience. See “Directors, Executive Officers and Corporate Governance—Corporate Governance—Board Committees.”

Investors Asked That We Explain . . .	. . . How We Responded
Ladder’s management succession planning . . .
•Added disclosure regarding Ladder’s comprehensive approach to succession planning that covers all levels of our organization in “Directors, Executive Officers and Corporate Governance—Executive Officers—Succession Planning.”

How Ladder has addressed executive compensation concerns from our last “Say on Pay” vote . . .
•Added “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Program Highlights” to outline the key components of Ladder’s executive compensation program; and

•Demonstrated the Board’s stewardship and commitment to addressing investors’ concerns in “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation—Results of Say-on-Pay Vote.”

Why Ladder selected a triennial “Say on Pay” vote and why it continues to believe such frequency is appropriate . . .
•Enhanced the disclosure of the Company’s considerations following the 2018 “Say on Frequency” vote and provide Ladder-specific support for our recommendation to continue with a triennial frequency in “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation—Results of Say-on-Frequency Vote.”

Communications with the Board. Any matter intended for the Board, for any of its committees, or for any individual member or members of the Board, should be directed to the Company’s Secretary, c/o Investor Relations at Investor.Relations@laddercapital.com, with a request to forward the communication to the intended recipient or recipients. In general, any stockholder communication delivered to the Company for forwarding to the Board or specified Board committee or members will be forwarded in accordance with the stockholder’s instructions. However, the Company reserves the right not to forward to directors any abusive, threatening or otherwise inappropriate materials.

Environmental, Social and Governance (“ESG”)

    Corporate Strategy. The Board and management believe that the proactive development and oversight of the ESG factors that matter most to our business is accretive to long-term value creation for our stockholders, employees, clients, communities, and other stakeholders. Our commitment to sound corporate governance, environmental stewardship, and social responsibility within our teams and communities is at the heart of our corporate mission and business strategy. Our ESG strategy is informed by the Sustainability Accounting Standards Board (“SASB”) framework for mortgage finance and real estate, the United Nations Sustainable Development Goals (“SDGs”) and the climate-related disclosure standards of the International Sustainability Standards Board (“ISSB”), which integrate and build upon the recommendations of the Task Force on Climate-Related Financial Disclosures (“TCFD”) and topics important to our stakeholders.

Governance. While the full Board has ultimate responsibility for ESG matters that impact our business, the Nominating and Corporate Governance Committee exercises primary Board oversight of ESG risk management, strategy, initiatives, and policies, in accordance with its charter. Our ESG Committee of cross-functional leaders drives our ESG strategy development and implementation. Our Head of ESG is our Chief Administrative Officer and General Counsel who has primary responsibility for Ladder’s corporate governance, capital markets activities, public relations, legal and compliance work, human resources (“HR”), cybersecurity and risk management. The Head of ESG provides quarterly updates to the Board and other members of management to keep them informed of, and to collaborate on, initiatives and progress within our ESG focus areas.

Responsible Business Practices. We believe that governance and responsible business practices strengthen our long-term success through our commitment to ethics, integrity, and accountability, contributing to a strong foundation for our ESG program. We shape these core values into action through our policies and procedures.

Our Impact on Climate Change. Ladder estimates its Scope 1 and Scope 2 greenhouse gas emissions to better understand and help quantify our impact on climate change and discloses this information in further detail on the ESG section of our Investor Relations website.

Environmental Investment Risk Management. We maintain an Environmental Policy that applies to our owned real estate and all real estate collateral securing our loans. The Environmental Policy outlines the required environmental due diligence of site assessments and environmental considerations for our owned and collateral real estate properties.

Each loan and real estate investment undergoes an environmental risk assessment by an independent environmental professional, the results of which are reviewed and approved by specialized outside environmental counsel and our Credit/Underwriting Team. We select third-party environmental professionals based on their experience with conducting environmental site assessments; national recognition; and a consistent track record of providing a high-quality product that is generally well received by Ladder, other market lenders, rating agencies, and investors that rely on these reports. We maintain a list of approved consultants and a standardized template for consistent review and reporting.

Our transaction process also includes specific documentary provisions, such as environmental representations and warranties, covenants, indemnities, other provisions governing environmental matters in our loan documents, and the potential use of environmental insurance to promote ongoing sponsor compliance with applicable environmental laws and the completion of any required remediation. Compliance is monitored by our Asset Management Team, and we may perform periodic property site visits that include a review of environmental considerations. Our tenants are generally required by the terms of their leases to comply with all relevant laws, including environmental laws.

Our People and Diversity Oversight. The Board maintains oversight of human capital management and corporate culture and gains insight at regular Board and committee meetings about specific HR initiatives, including talent engagement, attraction, and retention. We are committed to creating a workspace that incorporates diversity and strive to ensure that all individuals are treated with mutual respect and dignity. All levels of personnel are held accountable for contributing to a professional atmosphere that promotes equal opportunity and nondiscriminatory practices. Our diversity efforts are overseen by HR, which reports to our Chief Administrative Officer and General Counsel.

Community Development. We facilitate community development by providing flexible and cost-effective mortgage loan financing to support the renovation, repositioning, leasing, and development of multifamily and commercial real estate throughout the country, including in low- to moderate-income communities that are typically underserved by the financing community at large. With an average loan size of approximately $25 million as of December 31, 2023, these mortgage loans are structured to fit the needs and business plans of smaller enterprises and local property owners. In providing this financing, we seek to contribute to improvements in the quality of life for community residents, improve access to and affordability of housing, create job opportunities, and lead by example for others to consider investing in community development in the future.

For more information regarding Ladder’s ESG efforts, please see the ESG section of our Investor Relations website at ir.laddercapital.com/esg.

Executive Officers

    The following sets forth information regarding executive officers of the Company. These individuals constitute our “Named Executive Officers” for purposes of the Compensation Discussion and Analysis and compensation tables set forth herein. Biographical information pertaining to Mr. Harris and Ms. McCormack can be found in the section entitled “Directors, Executive Officers, and Corporate Governance—Directors.”

Name	Age as of the Annual Meeting	Position with the Company
Brian Harris	63	Chief Executive Officer
Pamela McCormack	53	President
Paul J. Miceli	44	Chief Financial Officer
Robert Perelman	61	Head of Asset Management
Kelly Porcella	42	Chief Administrative Officer, General Counsel and Secretary

Biographies

Paul J. Miceli. Mr. Miceli was appointed Chief Financial Officer of Ladder on March 1, 2021 and Director of Finance in July 2019. Prior to joining Ladder, Mr. Miceli served as a Managing Director in the accounting and finance group of Colony Capital, Inc. and was employed there from January 2017 to June 2019. He previously served as Deputy Chief Financial Officer of NorthStar Asset Management Group, where he was employed from May 2011 to January 2017, and Manager in the real estate audit practice at Ernst & Young LLP, where he worked from September 2004 to May 2011. Mr. Miceli has over 19 years of experience in commercial real estate finance. Mr. Miceli is a Certified Public Accountant (inactive) and received a B.S. in Accounting from the University of Delaware.

    Robert Perelman. Mr. Perelman is a co-founder of Ladder and was appointed as Head of Asset Management of Ladder at its formation in October 2008. Prior to forming Ladder, Mr. Perelman served as a Director and Head of Asset Management at UBS Securities LLC from June 2007 to October 2007 and, previously prior to the launch of DRCM, from April 2006 to June 2006. Prior to being re-integrated to UBS Securities LLC, Mr. Perelman served as a Director and Head of Asset Management at DRCM from June 2006 to June 2007. In that capacity, Mr. Perelman managed a team responsible for the portfolio management of all commercial real estate investments globally. Mr. Perelman has 35 years of experience in commercial real estate finance. Mr. Perelman earned a B.S. in Telecommunications Management from Syracuse University and a J.D. from Fordham University School of Law.

    Kelly Porcella. Ms. Porcella was appointed Chief Administrative Officer in April 2019 and General Counsel in March 2016, having previously served as Associate General Counsel since December 2013. Ms. Porcella helps manage the day-to-day operations of the Company and is primarily responsible for the Company’s corporate governance, ESG, cybersecurity, HR, executive compensation, legal and regulatory oversight and the execution of the Company’s strategic initiatives. Before joining Ladder in March 2009, Ms. Porcella worked at DRCM and UBS Securities LLC, where she was a member of the team responsible for the management of the firm’s balance sheet assets. Ms. Porcella has 17 years of experience in commercial real estate finance. Ms. Porcella previously served on the Advisory Board of St. John’s Mattone Family Institute for Real Estate Law. Ms. Porcella received a B.S. in Marketing, summa cum laude, from The Peter J. Tobin College of Business at St. John’s University and a J.D., magna cum laude, from St. John’s University School of Law.

Succession Planning

The Board recognizes the importance of developing and retaining a strong leadership team that can execute our strategic vision and drive long-term value creation for our stockholders. The Board, including through the Nominating and Corporate Governance Committee, and our Named Executive Officers, oversee our management succession planning process, which is designed to identify, develop, and promote high-potential talent from within our organization, as well as to attract external candidates, when appropriate. The Board regularly discusses succession planning at its meetings, as well as other topics related to human capital management.

Our hiring philosophy emphasizes long-term outcomes, coupled with substantial investments in professional and personal development. Our organizational structure is designed to foster employee engagement, and our commitment to cultivating talent from within the Company helps ensure a robust pool of experienced professionals poised for advancement. In fact, over the years, the roles of key departing executives, such as our President and CFO, have been successfully and consistently assumed by our internally-developed talent. Managers, with an average of 23 years of industry experience and 12 years of tenure with the Company, exemplify our dedication to internal growth, with many such leaders having ascended through various roles at the Company with increasing responsibilities. Our leaders are compensated largely in stock, seeking to align their interests with our stockholders. Rating agencies, lenders, and equity analysts have recognized Ladder’s deep bench of experienced professionals and Senior Management Team. References to “key man” risk concerning Mr. Harris have largely subsided over the years, which we believe reflects their confidence in the Company’s strong and diversified leadership.

We have a thoughtful and comprehensive approach to succession planning that covers all levels of our organization, from our Named Executive Officers to our department heads and other key employees:

Succession Planning Element	Includes
Internal Talent Development. We invest in the long-term growth and development of our employees, with an emphasis on promoting from within. We provide various programs and opportunities for our employees to enhance their skills, expand their knowledge, and advance their careers.

•A mentoring program that pairs junior employees with senior leaders in different departments, fostering cross-functional collaboration and learning;
•One-on-one and group training of department heads by the President, focusing on the development of management skills beyond their primary responsibilities;
•Training of middle managers to seamlessly step into senior managerial roles as needed, facilitating a robust internal pipeline for critical positions and a smooth transition from within the Company;
•Proactive cross-training of employees on essential tasks to provide continuity in case the primary individual is unavailable and to offer valuable learning opportunities for employees beyond their primary roles;
•Opportunities for senior employees to cultivate and manage relationships with key stakeholders, including banks, rating agencies, stockholders and bondholders;
•Leadership development sessions led by a leading management consultant;
•Reimbursement for professional licenses, memberships, subscriptions, training programs, conferences, and classes;
•Regular informational sessions, covering topics from market trends to department overviews, serve to educate, foster awareness of current topics, and develop depth beyond employees’ individual roles;
•Summer internship and year-round legal externship programs that offer junior employees the opportunity to cultivate management skills;
•A Company-wide intranet and training library; and
•Participation in cross-functional team projects that expose employees to different aspects of our business and operations.

Internal Talent Assessment. We evaluate our employees at all levels to assess their performance, potential, and readiness for future roles.
•Real-time performance feedback and coaching from managers and peers; and
•A talent review process that identifies high-potential employees and their development needs, as well as potential successors for key positions.

External Talent Acquisition. While we prefer to fill positions internally, we may supplement our talent pool with external hires, when necessary.
•Potential sources and strategies to attract and recruit qualified candidates from outside our organization, such as referrals or recruiters, as needed; and
•Summer internship and year-round legal externship programs that serve as talent pipelines for potential hires at Ladder.

Talent Retention. We believe our strong corporate culture, opportunities for advancement, and competitive compensation and benefits make Ladder a desirable place to work.	•Opportunities for advancement; •Stock-based compensation that seeks to align employees’ interests with those of our stockholders; and •A competitive and attractive benefits package.

EXECUTIVE COMPENSATION

    In this section we provide our stockholders with information to understand our compensation policies. We also discuss the compensation awarded to our CEO, Chief Financial Officer and three other most highly compensated executive officers as of December 31, 2023 (collectively, our “Named Executive Officers”).

    Our Named Executive Officers for 2023 were:

•    Brian Harris, CEO;

•    Pamela McCormack, President;

•    Paul J. Miceli, Chief Financial Officer;

•    Robert Perelman, Head of Asset Management; and

•Kelly Porcella, Chief Administrative Officer and General Counsel.

    This section consists of our Compensation Discussion and Analysis, which explains how and why we paid our Named Executive Officers for their efforts in 2023, and compensation tables and accompanying notes that detail, among other things, the specific amounts and types of compensation we paid to our Named Executive Officers for 2023.

Compensation Discussion and Analysis

    This Compensation Discussion and Analysis describes the key principles and factors underlying our executive compensation policies and decisions for 2023 for our Named Executive Officers. The following discussion should be read in conjunction with other information presented in this Proxy Statement, including the information in the compensation tables and the footnotes to those tables.

Executive Compensation Program Highlights

Our executive compensation program includes, and excludes, the components described in the chart below:

EXECUTIVE COMPENSATION PROGRAM
INCLUDES	EXCLUDES
•Pay-for-Performance	◦No Minimum Payment Guarantees
•Stockholder Alignment and Feedback	◦No Automatic Reload (“Evergreen”) Provision in Omnibus Plan
•Formulaic and Consistent Approach	◦No Dividends Paid Until Vesting
•Internal Management	◦No Hedging or Pledging of Company Securities
•Stock Ownership Guidelines	◦No Excessive Perquisites
•Clawback Policy	◦No Pension Benefits
•Historical Allocation by Named Executive Officers of Contractual Compensation to Non-Executive Employees
•Peer Group Data
•Independent Compensation Consultant

Compensation Philosophy and Objectives

    Compensation recommendations for our Named Executive Officers are made to the Board annually by our Compensation Committee. The Company strives to ensure its compensation program is simple and transparent. Our compensation philosophy is to align executive compensation with the interests of our stockholders and, therefore, to motivate our executives to attain financial objectives that our Board believes are primary determinants of long-term equity value while avoiding imprudent risk taking. The primary goal of our executive compensation program is to hire and retain talented and experienced executives who are motivated to achieve or exceed our short-term and long-term Company goals. Our executive compensation program is designed to:

•Reinforce a strong pay-for-performance orientation (including no guaranteed minimum payout of incentive compensation);

•Reward our Named Executive Officers for sustained financial and operating performance and leadership excellence;

•Align the interests of our Named Executive Officers with those of our stockholders; and

•Encourage our Named Executive Officers to remain with us for the long term.

Setting Executive Compensation

In recommending compensation amounts for 2023 for our Named Executive Officers, the Compensation Committee considered:

•The Company’s performance;

•The Company’s current compensation arrangements (including performance-based compensation and arrangements negotiated in connection with employment agreements);

•The Company’s retention objectives;

•Our Named Executive Officers’ individual performance, roles, responsibilities and experience;

•The pay and performance of the Comparable Companies and the performance of the Business Comparables (each as defined below);

•Our Named Executive Officers’ waiver of their annual cash bonuses, receiving only equity-based incentive compensation for two years while guiding Ladder through the impact of the COVID-19 pandemic;

•Our Named Executive Officers substantial Class A common stock ownership, particularly Mr. Harris with his $25 million initial investment and status as Ladder’s largest individual stockholder and third largest overall, and, to our knowledge, Ms. McCormack as a top 20 stockholder;

•Our Named Executive Officers’ historical allocation of a portion of their contractual incentive compensation to non-executive employees to further Company-wide alignment with stockholders and promote shared success across all organizational levels;

•The overall environment in the commercial real estate finance REIT sector; and

•The results of our 2021 “Say-on-Pay” stockholder advisory vote.

Company Performance. In making compensation recommendations for 2023 for our Named Executive Officers, the Compensation Committee reviewed the Company’s performance generally, the Company’s performance results as compared to the Business Comparables (as defined below) and the overall environment in the commercial real estate finance REIT sector. In its review of the Company’s 2023 performance, the Compensation Committee primarily focused on the following:

•Our distributable EPS* for 2023 was $1.34 per share, as compared to $1.16 per share in 2022;

•Our distributable earnings* for 2023 were $167.7 million, as compared to $148.4 million in 2022;

•Our after-tax distributable return on average equity (“after-tax distributable ROAE”)* for the twelve months ended December 31, 2023 was 10.9%, which represented performance at the 80th percentile of the Business Comparables; and

•Management’s continued emphasis on generating an attractive risk-adjusted after-tax distributable ROAE from primarily senior secured, moderately leveraged assets with a target adjusted leverage* ratio of 2x - 3x. During 2023, our adjusted leverage* ratio averaged 1.7x* at the end of each quarter.

*This financial measure is not calculated in accordance with accounting principles generally accepted in the United
States (“GAAP”). For additional information concerning this non-GAAP financial measure, including a reconciliation to the most comparable GAAP financial measure, please see Annex A to this Proxy Statement.

Other notable 2023 highlights included:

•With a smaller asset base and lower leverage, we achieved higher returns compared to 2022. Our leverage ratio at December 31, 2023 was only 0.7x excluding investment-grade securities and unrestricted cash and cash equivalents while distributable earnings increased 13% year over year, and undepreciated book value increased to $13.79 per share.

•Our financial performance benefited from a positive correlation to rising interest rates, with net interest income growing 66%. Our commitment to an unsecured capital structure contributed to this growth, as we benefited from $1.6 billion of unsecured bonds at a low fixed rate weighted average cost of funds of 4.7%.

•Our liquidity position was significantly bolstered to over $1.3 billion by year-end, with cash and cash equivalents up 67% year over year. In total, Ladder received approximately $1 billion in cash from paydowns of loans and securities, which was accompanied by a $462 million, or 11% reduction in total leverage.

•Future funding commitments also declined by over $100 million, or 37%, while our unencumbered assets increased to 55% of total assets.

•Along with these financial achievements, our dividend coverage also rose to 146% in 2023, emphasizing our commitment to providing returns to stockholders.

•Furthermore, our credit ratings were re-affirmed by all three rating agencies during the year, with two agencies still having Ladder rated just one notch below investment grade, which is higher than almost all of the ratings of our Business Comparables (as defined below).1

1 These ratings are not a recommendation to buy, sell or hold any security of the Company or its subsidiaries. The ratings may be subject to revision or withdrawal at any time by the relevant rating agency. No report of any rating agency is incorporated by reference herein.

Performance-Based Compensation. The Company’s executive compensation program is designed to be aligned with the Company’s performance. Pursuant to the terms of the Third Amended and Restated Employment Agreement between our operating subsidiary Ladder Capital Finance LLC (“LCF”) and Mr. Harris, dated May 22, 2017 (the “Harris Employment Agreement”), the aggregate amount of incentive compensation received by our Named Executive Officers in any given year is correlated to distributable earnings, shareholders’ equity and market capitalization (as such performance metrics increase, the relevant compensation amount increases, as further described below). Highlights of Ladder’s existing performance-based compensation structure include:

•The aggregate amount of annual cash incentive compensation (if any) to be paid to our Named Executive Officers is determined based on a percentage of the Company’s distributable earnings for the applicable year;

•The aggregate amount of annual equity incentive compensation to be awarded to our Named Executive Officers is determined based on a percentage of the greater of the Company’s shareholders’ equity value and market capitalization for the applicable year (with the latter being directly correlated to our stock price);

•Other than base salary, none of our Named Executive Officers have any form of minimum payout guarantee. All other compensation paid to our Named Executive Officers is directly tied to Company performance; and

•Except for our CEO, who owns greater than five percent (5%) of the Company and has pre-existing specifically negotiated vesting rights in his employment agreement, all of our Named Executive Officers are granted equity awards that vest subject to performance-based vesting criteria.

Current Compensation Arrangements. The Company previously agreed to provide compensation according to the terms of the Harris Employment Agreement and the employment agreements of other Named Executive Officers, as further described in “Executive Compensation—Employment Agreements,” including certain heavily negotiated provisions provided in exchange for, among other things, Mr. Harris and the other co-founders of the Company facilitating Ladder’s IPO and its later conversion to a REIT. These formulaic compensation arrangements are intended to be closely aligned with Company performance.

After considering stockholder feedback, the Board continues to believe that it is in the best interest of the Company and stockholders’ long-term interests to refrain from breaching these contractual arrangements with the core of the management team. In coming to that conclusion, the Board and the Compensation Committee were cognizant of the possibility that any changes to Mr. Harris’ compensation that violate the provisions of the Harris Employment Agreement could:

•Constitute a breach of the Company’s binding, contractual obligations to Mr. Harris under the Harris Employment Agreement;

•Subject the Company to potential liability; and

•Provide Mr. Harris with Good Reason (as defined in the Harris Employment Agreement) to terminate his employment with the Company, which would trigger payment of severance (as further described in “Executive Compensation—Employment Agreements,” and “Executive Compensation—Potential Payments Upon Termination or a Change in Control,” below).

Historical CEO Compensation Aligned with Company Performance. As described above, our CEO’s compensation arrangements are closely tied to Company performance as defined by annual distributable earnings, shareholders’ equity and market capitalization. Over the past five years, Mr. Harris’ annual compensation awarded by the Compensation Committee has been as follows, which is intended to be aligned with the Company’s financial results.

Performance Year	Base Salary ($)	Cash Bonus ($)	Total Cash ($)	Stock Awards ($)(1)	Total Compensation ($)	Ladder Distributable Earnings ($ in millions)
2023	1,000,000	8,201,000	9,201,000	5,780,033	14,981,033	167.7
2022	1,000,000	6,785,000	7,785,000	4,735,444	12,520,444	148.4
2021	1,000,000	—	1,000,000	9,916,855	10,916,855	61.3
2020	1,000,000	—	1,000,000	9,022,636	10,022,636	51.3
2019	1,000,000	7,400,000	8,400,000	8,299,999	16,699,999	190.6

(1) Stock awards granted to Mr. Harris have been treated as having been granted in the year in which the grant date fair value for such award was reported in the Summary Compensation Table, which is the year for which the Board and Compensation Committee intended to compensate him. Incentive compensation, including both cash and equity, is generally paid and granted, respectively, after the respective fiscal year for which it is earned. The alignment of Mr. Harris’ compensation with Company performance exists because the Board and Compensation Committee thoughtfully reviewed, and intended to align his aggregate compensation with, the Company’s performance for those years.

Role of our CEO. In making compensation recommendations for 2023 for our Named Executive Officers, the Compensation Committee relied in part on Mr. Harris, our CEO, who makes specific compensation recommendations to the Compensation Committee based on the objectives and approach set by the Compensation Committee. Mr. Harris, like the Compensation Committee, considered a number of factors in recommending incentive compensation for the Named Executive Officers, among them current compensation arrangements (including arrangements negotiated in connection with employment agreements); the executive’s position, performance, responsibilities and experience; the present equity ownership levels of the executive; internal pay equity; and the level of the executive’s total annual compensation package compared to similar positions at other peer companies (with data from the Compensation Committee’s compensation consultant as further described below). Specifically, for each Named Executive Officer, Mr. Harris makes recommendations regarding annual cash incentive awards and long-term equity incentive awards, subject to the applicable terms included in the Harris Employment Agreement, for review and discussion with, and consideration by, the Compensation Committee. Mr. Harris may attend meetings of the Compensation Committee at the request of the Compensation Committee chair, but does not attend executive sessions. The Compensation Committee recommends executive compensation to the full Board for approval.

Role of the Compensation Consultant and Use of Peer Group Data. The Compensation Committee retains FTI Consulting, Inc. (“FTI”) as its independent compensation consultant to advise it on matters related to the compensation of our
Named Executive Officers and our executive compensation program design.

    FTI provided the Compensation Committee with comparative market data on compensation practices and programs based on an analysis of peer companies and provided guidance on best practices. The reference group set forth below (collectively, the “Comparable Companies”) is composed of the companies that the Compensation Committee considers Ladder’s closest peers in light of the limited publicly available compensation data for our Business Comparables, as defined below. Each of the Comparable Companies is an internally-managed, primarily real estate finance-focused company or commercial real estate investment company with median equity market capitalization of approximately $1.5 billion, as of December 31, 2023.

•Arbor Realty Trust, Inc.
•BrightSpire Capital, Inc.
•Granite Point Mortgage Trust Inc.
•Hannon Armstrong Sustainable Infrastructure Capital, Inc.
•Kennedy-Wilson Holdings, Inc.
•MFA Financial, Inc.
•New York Mortgage Trust, Inc.
•PennyMac Financial Services, Inc.
•Redwood Trust, Inc.
•Safehold Inc.
•Walker & Dunlop Inc.

    The data from the Comparable Companies was primarily used by the Compensation Committee to understand the reasonableness of the Company’s pay level and structure as compared to the market. It was not used for the purpose of setting “benchmark” compensation levels for the Company’s executive officers. The Compensation Committee considered the relative size of Ladder’s management team and employee base versus peers, the alignment between pay and performance as well as the relationship between the percentage of total assets, total revenues, market capitalization, and total equity being paid out in total compensation.

    FTI annually reviews the composition of the Comparable Company group for the Compensation Committee to help ensure that the companies included are appropriately comparable to us in terms of size, structure, investment focus and scope of operations. The Compensation Committee may change the composition of the group from time to time as appropriate. Safehold Inc. replaced iStar Inc. as a Comparable Company in 2023 as a result of the merger of those two companies.

In addition to the above group of Comparable Companies, the Compensation Committee also evaluated our performance compared to the companies listed below (collectively, the “Business Comparables”), which consist of internally- and externally-managed commercial finance REITs whose performance is more directly comparable to Ladder, namely:
•Apollo Commercial Real Estate Finance, Inc.

•Arbor Realty Trust Inc.
•Ares Commercial Real Estate Corp.
•Blackstone Mortgage Trust, Inc.
•BrightSpire Capital, Inc.
•Claros Mortgage Trust, Inc.
•Franklin BSP Realty Trust, Inc.
•Granite Point Mortgage Trust Inc.
•KKR Real Estate Finance Trust Inc.
•Redwood Trust, Inc.
•Safehold Inc.
•Starwood Property Trust, Inc.
•TPG RE Finance Trust Inc.

Safehold Inc. replaced iStar Inc. as a Business Comparable in 2023 as a result of the merger of the two companies.

In 2023, Ladder’s total return* meaningfully exceeded that of its Business Comparables. Our differentiated liability structure, with Ladder having among the highest credit ratings and lowest cost of funds in the space, contributed to this performance. Unlike some of our Business Comparables, we achieved this high level of total return with internal management (no fees from affiliated entities or other business lines) and investments in the more senior part of the capital stack, with a focus on senior secured first mortgage loans, net leased equity assets and investment grade securities.

*Total return represents change in stock price plus dividends paid.

FTI also provided directional recommendations regarding the elements of compensation for each of the Named Executive Officers based on the Comparable Companies, the Company’s relative performance compared to commercial real estate finance REITs and Ladder’s compensation philosophy.

    Results of Say-on-Pay Vote. Following the 2021 “Say-on-Pay” non-binding stockholder advisory vote on executive compensation, which received 34.2% support, the Compensation Committee and full Board took time to consider the feedback received. The Company took the outcome of this vote seriously and was highly focused on gathering and responding to our stockholders’ feedback regarding our executive compensation program. As more fully described in “Directors, Executive Officers and Corporate Governance—Stockholder Engagement and Response to Stockholder Feedback,” we contacted our largest institutional stockholders and engaged directly with all such stockholders who responded affirmatively by videoconference or teleconference. In evaluating potential changes to our executive compensation program’s structure and disclosure, we closely examined common themes from stockholder feedback over multiple meetings.

As summarized in the table below, we implemented a number of enhancements to our compensation program and disclosure in response to feedback from stockholders and proxy advisory firms.

Investors Asked That We Explain . . .	. . . How We Responded
The alignment of Named Executive Officer pay and Company performance . . .
•Detailed our transparent and formulaic approach to each element of incentive compensation based on performance metrics in “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation;”

•Illustrated the pay-for-performance alignment of our CEO compensation in “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation—Historical CEO Compensation;” and

•Outlined how our Executive Compensation Framework, comprised of
◦Internal management;
◦Stockholder alignment;
◦No minimum payment guarantees;
◦Time- and performance-based vesting;
◦Limited retirement eligibility vesting;
◦Employees’ historical participation in Management’s contractual incentive compensation.;
◦Executive stock ownership guidelines; and
◦Clawback policy
provides a foundation for our executive compensation program in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework.”

Why co-founders should continue to receive fully vested stock as part of their annual incentive compensation . . .
•Explained why certain co-founder equity awards are fully vested upon grant and committed to not providing these legacy vesting provisions to new officers, as more fully described in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Retirement Eligibility Vesting;”

•Described our co-founders’ status among our largest stockholders in our enhanced disclosure of the Board’s alignment with stockholders, including the substantial personal investment of $25 million made by Mr. Harris, which has helped position him as the Company’s largest individual stockholder and third largest overall. See “Directors, Executive Officers and Corporate Governance—Corporate Governance—Board Alignment of Interests;” and

•Conveyed the Board’s decision-making process, in light of stockholder feedback, in refraining from breaching the co-founder vesting provisions to retain the core of the management team, as more fully described in “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation—Current Compensation Arrangements.”

Our adoption of policies to mitigate compensation-related risk . . .
•Adopted stock ownership guidelines for our Named Executive Officers, as more fully described in “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Executive Stock Ownership Guidelines,” although our co-founders’ historical and actual stock holdings meaningfully exceed the guidelines; and

•Adopted a clawback policy in line with NYSE requirements as more fully described in “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Clawback Policy.”

Investors Asked That We Explain . . .	. . . How We Responded
Why we believe that annual vesting and a catch-up feature for performance shares are appropriate . . .
•Expanded disclosure of the mechanics of our annual performance vesting and the Catch-Up Provision and the Board’s rationale for continuing to include such provisions in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.”

The elimination of our “evergreen” annual share reserve . . .
•Provided stockholders with more opportunities for input on the Company’s ability to make equity-based grants by not including an “evergreen” annual share reserve increase provision in the Ladder Capital Corp 2023 Omnibus Incentive Plan.

The use of Compensation Committee discretion during the COVID-19 pandemic to waive the Performance Target of the shares vesting as a result of 2020 and 2021 Company performance . . .
•The Board and Compensation Committee, as detailed in the 2021 and 2022 Proxy Statements, acknowledged the COVID-19 pandemic’s two-year impact. They recognized our team’s efforts to enhance liquidity in 2020, which safeguarded our client base, employees, investors, and the franchise overall and positioned us for business opportunities in 2021. Despite strong performance in 2021, the proactive measures taken in 2020 to preserve principal—such as refinancing debt with costlier non-mark-to-market funding and managing the loan portfolio to significant repayments—reduced distributable earnings that year. In response to these challenges, the Board and Compensation Committee exercised discretion to grant equity-only incentives to the Named Executive Officers and waive performance share vesting targets across the Company. This decision aimed to retain a highly skilled team, further align them with stockholders’ interests, and promote focus on maintaining a strong balance sheet amid market fluctuations.

Results of Say-on-Frequency Vote. While a frequency of one year received a slight majority of 56.7% of the votes cast at the 2018 Annual Meeting, the frequency of three years received a substantial minority of 42.3% of the votes cast (with a frequency of two years receiving 1.0%). After the 2018 Annual Meeting, the Board and Compensation Committee assessed various factors to determine what they believed was the most suitable frequency for Ladder. Noting the substantial minority of votes cast in favor of a three-year frequency, they took into account Ladder’s formulaic approach to compensation outlined in the recently executed Harris Employment Agreement of May 2017. They considered this formulaic, predictable approach to be closely aligned with Company performance, enabling our Named Executive Officers and the Board to devote their full attention to the business rather than periodic compensation re-negotiations. After careful deliberation, the Board and Compensation Committee concluded that a three-year interval would provide stockholders with ample time to evaluate the efficacy of the Company’s overarching compensation philosophy, policies, and practices, as articulated in the Harris Employment Agreement, alongside the Company’s long-term business performance over the corresponding period. The longer assessment period would also mitigate undue focus on short-term compensation fluctuations and business outcomes.

While the Board will take into account the results of this year’s advisory, non-binding “Say on Frequency” vote, the Company continues to believe that a non-binding advisory vote on Named Executive Officer compensation that occurs once every three years is the most appropriate frequency for the Company. This determination is based on the following key Ladder-specific areas of consideration, each explained further below:

Say on Pay Frequency Considerations
•Stockholder Alignment	•Employees’ Historical Participation in Management’s Contractual Incentive Compensation
•Internal Management	•Long-Term Perspective
•Formulaic and Consistent Approach	•Encouraging Dialogue
•Avoiding Potential Breach of Existing Agreements	•Administrative Efficiency
•Performance-Based Compensation with No Minimum Payment Guarantees

•Stockholder Alignment: As of December 31, 2023, our Board is comprised of representatives of 10.7% of Ladder’s Class A common stock, 3.8% of which is represented by members of the Compensation Committee, which, to our knowledge, which would effectively make the collective Compensation Committee the fourth largest Ladder stockholder. The Board believes that such ownership fully aligns the members’ interests with their fellow stockholders and that their representation helps to ensure that stockholders’ views are understood by the Company in setting executive compensation.

We believe that Mr. Durst, chair of the Compensation Committee, is our sixth largest stockholder, primarily due to his $35 million investment (through family investment vehicles) in Ladder and that Mr. Fishman, who personally invested $7.5 million in Ladder, is among our top 20 stockholders. While Mr. Harris and Ms. McCormack benefit from these compensation arrangements, their significant stock holdings, which far exceed their annual compensation, reinforce their ongoing commitment to act in the best interests of all of Ladder’s stockholders. Mr. Harris, Ladder’s top individual stockholder and third largest stockholder overall, made a personal $25 million investment in the Company, while Ms. McCormack is believed to be among our top 20 stockholders. Among all individual stockholders, Mr. Harris consequentially experiences the largest impact from the fluctuations in our stock performance.
•Internal Management: Ladder has a dedicated internal management team that prioritizes our stockholders’ interests. Unlike over 60% of our Business Comparables, who are externally managed REITs, Ladder’s Named Executive Officers and employees are singularly focused on delivering returns for our Ladder stockholders. Their compensation is strongly aligned with this goal, and they are not potentially distracted by individual incentives related to other investment vehicles or business lines.

•Formulaic and Consistent Approach: Our management compensation is determined within the formulaic framework of the Harris Employment Agreement, which is intended to align directly with Company performance and is not subject to annual change.

•Avoiding Potential Breach of Existing Agreements: Holding an annual vote that prompts stockholders, and consequently the Board, to question the validity of existing contracts—with the risk of breaching said agreements—exposes the Company to potential liabilities and the departure of up to 3 of our 5 of our Named Executive Officers. The Company previously agreed to provide compensation according to the terms of the Harris Employment Agreement and the employment agreements of other Named Executive Officers, as further described in “Executive Compensation—Employment Agreements,” including certain heavily negotiated provisions provided in exchange for, among other things, Mr. Harris and the other co-founders of the Company facilitating Ladder’s IPO and its later conversion to a REIT. After considering stockholder feedback, the Board continues to believe that it is in the best interest of the Company and stockholders’ long-term interests to refrain from breaching these contractual arrangements with the core of the management team as further described in “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation—Current Compensation Arrangements.”

•Performance-Based Compensation with No Minimum Payment Guarantees: Our approach to compensation entails no guaranteed minimum payouts for annual cash incentive or equity awards and aggregate Named Executive Officer base salaries that are in the bottom third of our Compensation Comparables, as further described in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—No Minimum Payment Guarantees” and “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Base Salaries.” The compensation for our Named Executive Officers is intricately tied to the performance of the Company, as measured by percentages of distributable earnings, shareholders’ equity value, and market capitalization. This alignment seeks to ensure that compensation earned in any given year directly correlates with Company performance. Consequently, opting for a triennial vote on executive compensation becomes a more prudent allocation of resources for the Company, allowing stakeholders to assess performance over a more meaningful timeframe.

•Employees’ Historical Participation in Management’s Contractual Incentive Compensation: The Named Executive Officers, with the support of the Board and Compensation Committee, consistently prioritize fostering Company-wide alignment with stockholders and promoting shared success across all organizational levels. Historically, a portion of the Named Executive Officer contractual cash and equity incentive compensation has been allocated to non-executive employees. For 2022 and 2023, the Named

Executive Officers collectively received less than the cash incentive compensation designated in the Harris Employment Agreement, despite the Named Executive Officers not receiving any cash incentive compensation for 2020 and 2021. Moreover, the Named Executive Officers have historically received significantly less than their contractual equity compensation. In 2022 and 2023, 44% and 42% of their contractual equity compensation, respectively, was granted to non-executive employees (contingent upon time- and performance-based vesting provisions).

•Long-Term Perspective: The Board and Compensation Committee, while evaluating annual performance, take a long-term view of compensation and Company performance. A three-year frequency aligns better with this longer-term perspective by enabling stockholders to evaluate the impact of compensation policies over a more extended period by considering trends such as that depicted in “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation—Setting Executive Compensation—Historical CEO Compensation,” which are often necessary to assess the effectiveness of these policies. Further, annual votes can lead to short-term thinking, as executives may feel pressured to make decisions that boost the current year’s results at the expense of long-term stockholder value. A three-year frequency can help mitigate this issue.

•Encouraging Dialogue: A three-year cycle promotes ongoing direct dialogue between our Company and stockholders. This approach offers stockholders an extended evaluation and comment period, reducing their reliance on the recommendations of proxy advisory firms and encouraging a more comprehensive understanding of our executive compensation decisions. We encourage stockholders to contact us with any questions about executive compensation during the interval between “Say-on-Pay” votes. We are committed to addressing any concerns regarding this matter.

•Administrative Efficiency: Annual non-binding “Say on Pay” votes can divert resources that could be better spent delivering concrete returns for stockholders. Holding these votes every three years can reduce the administrative burdens and costs associated with preparing for and holding these votes annually. It’s important to note that stockholders bear the cost of administering this non-binding vote, which includes costs for the proxy solicitor, proxy advisory firms, additional compensation consultant work, and internal resources from our firm of just 59 employees.

Elements of Compensation

    The primary elements of our Named Executive Officers’ compensation are base salary, annual cash incentive compensation and annual equity incentive compensation. The below graph shows the percentage of each of these elements of our Named Executive Officers’ aggregate total compensation (as calculated for the purposes of the Summary Compensation Table) for the last five years.

Elements of Management Compensation (as Percentages of Total Compensation)
$30,000,000
$20,000,000
$10,000,000
$—
2019
2020
2021
2022
2023
Base
Cash Bonus
Equity Bonus

    Base Salary. We pay our Named Executive Officers a base salary based on the relative market pay of the position and experience, skills, knowledge and responsibilities required of each officer. We believe base salaries are an important element in our overall compensation program because base salaries provide a fixed component of compensation that reflects job responsibilities and value to us. Base salaries were flat to the prior year other than for Ms. Porcella, whose base salary was increased by $25,000 in 2023. Mr. Harris and Mr. Perelman have not had a base increase since our IPO and Ms. McCormack’s last base increase was in connection with her promotion to President.

The annualized base salary earned for 2023 by each officer is listed in the table below, totaling $2.6 million:

Name and Principal Position	Annualized Base Compensation ($)
Brian Harris, CEO	1,000,000
Pamela McCormack, President	750,000
Paul J. Miceli, CFO	350,000
Robert Perelman, Head of Asset Management	300,000
Kelly Porcella, Chief Administrative Officer and General Counsel	225,000

Base salary accounted for just 10% of the combined total compensation for our Named Executive Officers in 2023, maintaining an average of 12% of the aggregate total compensation for our Named Executive Officers from 2019 to 2023, in line with our executive compensation’s robust emphasis on pay-for-performance principles. Furthermore, based on data from last year’s proxy statements, the aggregate base salaries of our Named Executive Officers fell within the 32nd percentile when compared to our Comparable Companies, which underscores our commitment to a pay-for-performance approach and the motivation fostered by our absence of minimum payment guarantees, as described in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—No Minimum Payment Guarantees.”

    Annual Cash Incentive Compensation. The guidelines to determine annual cash incentive compensation for our Named Executive Officers are set forth in the Harris Employment Agreement. Pursuant to the Harris Employment Agreement, with respect to any calendar year, the aggregate cash incentive compensation payable to our Named Executive Officers is equal to 9% of the Company’s distributable earnings (if any). Mr. Harris’ portion of such amount is equal to not less than 4.05% of the Company’s distributable earnings for such year. As a percentage of distributable earnings, as distributable earnings increase or decrease, cash incentive compensation for our Named Executive Officers increases or decreases. We believe that a bonus that is proportional to earnings with no minimum payment guarantee motivates employees to increase overall earnings, which ultimately benefits our stockholders. For further detail regarding the genesis of the formulas described herein, see “Executive Compensation—Employment Agreements—Brian Harris.”

Annual cash bonuses to our Named Executive Officers are generally made at the discretion of our Compensation Committee and our Board pursuant to the framework set forth in the Harris Employment Agreement. Our Board, with recommendations from the Compensation Committee, considers a number of factors in determining the individual annual cash bonuses payable to the applicable Named Executive Officers for the respective year, among them current compensation arrangements (including arrangements negotiated in connection with employment agreements); the executive’s position, performance, responsibilities and experience; the present equity ownership levels of the executive; internal pay equity; and the level of the executive’s total annual compensation package compared to similar positions at other peer companies.

As discussed further below under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Employees’ Historical Participation in Management’s Contractual Incentive Compensation,” a portion of the Named Executive Officer contractual cash and equity incentive compensation has historically been allocated to non-executive employees. For 2022 and 2023, the Named Executive Officers collectively received less than the cash incentive compensation designated in the Harris Employment Agreement, despite the Named Executive Officers not receiving any cash incentive compensation for 2020 or 2021.

The annual cash incentive compensation earned for 2023 by each officer is listed in the table below, totaling $14.2 million:

Name and Principal Position	Annual Cash Incentive Compensation ($)
Brian Harris, CEO	8,201,000
Pamela McCormack, President	3,038,500
Paul J. Miceli, CFO	1,062,000
Robert Perelman, Head of Asset Management	1,062,000
Kelly Porcella, Chief Administrative Officer and General Counsel	870,250

The below graph shows the consistent and clear alignment of management cash incentive compensation to distributable earnings since our IPO.

Management Cash Bonus & Distributable Earnings ($ millions)
Distributable Earnings
Management Cash Bonus
250
200
150
100
50
—
25
20
15
10
5
0
2014
2015
2016
2017
2018
2019
2020
2021
2022
2023
Year
Distributable Earnings
Management Cash Bonus

    Long-Term Equity Compensation. The Company maintains the Ladder Capital Corp 2023 Omnibus Incentive Plan (the “2023 Omnibus Incentive Plan”), which provides for the grant of stock options, stock appreciation rights, restricted stock, performance awards, other stock-based awards and other cash-based awards to employees (including our Named Executive Officers), consultants and non-employee directors of the Company and its affiliates.

    We believe that providing our Named Executive Officers with an equity interest in the Company appropriately aligns their interests with those of their fellow Ladder stockholders and that the best way to maintain our Named Executive Officers’ personal commitment to our long-term goals is to seek to ensure that their financial rewards as stockholders will, over the long term, outweigh the cash compensation they earn as employees. Mr. Harris, in part due to his $25 million initial investment in Ladder, is Ladder’s top individual stockholder and third largest stockholder overall. Among all individual stockholders, Mr. Harris experiences the largest impact from the fluctuations in our stock performance. We believe that Ms. McCormack is among our top 20 stockholders. As of December 31, 2023, our Named Executive Officers collectively held interests in our Company comprising 7.3% of our outstanding Class A common stock. In this regard, we believe the interests of our Named Executive Officers and our other stockholders are strongly aligned.

We also prohibit our employees (including officers) and directors from holding our securities in a margin account, pledging our securities as collateral for a loan or hedging the ownership of our equity securities by purchasing, selling or engaging in any other transaction involving any derivative securities related to any equity securities of the Company. A “derivative security” includes any option, warrant, convertible security, stock appreciation right or similar security with an exercise or conversion price or other value related to the value of any equity security of the Company. The prohibition on transactions involving a derivative security does not apply to any exercise of Company stock options pursuant to the Company’s 2023 Omnibus Incentive Plan (or any predecessor or successor plan) or any other benefit plans that may be adopted by the Company from time to time, any sale of Company stock in connection with any cashless exercise (if otherwise permitted), or payment of withholding tax upon the exercise, of any such stock option.

Pursuant to the Harris Employment Agreement, the Named Executive Officers’ annual equity incentive awards are granted under the 2023 Omnibus Incentive Plan in the form of Class A common stock (the “Annual Stock Award”), with an aggregate value granted to our Named Executive Officers equal to not less than 1.0%, but up to 1.5% at the Board’s discretion, of the greater of the Company’s shareholders’ equity value and market capitalization for the applicable year calculated in accordance with the Harris Employment Agreement. While there is no minimum payout guarantee, Mr. Harris’ portion of such amount is equal to not less than 0.41% of the greater of the Company’s shareholders’ equity value and market capitalization for the applicable year. For further detail regarding the genesis of the formulas described herein, see “Executive Compensation—Employment Agreements—Brian Harris.”

Annual Stock Awards to our Named Executive Officers are generally made at the discretion of our Compensation Committee and our Board pursuant to the framework set forth in the Harris Employment Agreement. Our Board, with recommendations from the Compensation Committee, considers a number of factors in determining the individual equity awards payable to the applicable Named Executive Officers for the respective year, including current compensation arrangements (including arrangements negotiated in connection with employment agreements); the executive’s position, performance, responsibilities and experience; the present equity ownership levels of the executive; internal pay equity; and the level of the executive’s total annual compensation package compared to similar positions at other peer companies. Except for awards to Mr. Harris, each of the Named Executive Officers’ and employees’ Annual Stock Awards are subject, in whole or in part, to vesting, as further described below under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.” At the recommendation of the Named Executive Officers, any amounts from such annual equity pool not granted to the Named Executive Officers are allocated to non-executive employees.

For our Named Executive Officers, equity-based incentive awards represent a significant portion of their compensation, with such awards representing approximately 41% of their total 2023 and 2022 incentive compensation and 100% of their 2021 and 2020 incentive compensation. While guiding Ladder through the impact of the COVID-19 pandemic, our Named Executive Officers agreed to waive their annual cash bonuses and to receive additional equity-based incentive compensation, further increasing their alignment with their fellow Ladder stockholders. Because the Named Executive Officers decided to forego cash bonuses in 2020 and 2021 and instead received all incentive compensation in equity, those year’s equity awards should not be considered on a stand-alone basis when evaluating Named Executive Officer compensation for those years as their value reflects in part a grant of a portion of equity in lieu of cash bonus as well.

The Company reverted to its contractual compensation practices in 2022. The Annual Stock Awards earned for 2023 by the Named Executive Officers totaled $10 million (based on grant date fair value):

Name and Principal Position	Annual Stock Awards ($)(1)
Brian Harris, CEO	5,780,033
Pamela McCormack, President	2,141,519
Paul J. Miceli, CFO	748,497
Robert Perelman, Head of Asset Management	748,497
Kelly Porcella, Chief Administrative Officer and General Counsel	613,345
(1)     The values provided in this column represent the grant date fair value of stock awards granted on February 18, 2024 for 2023 performance.

As discussed further below under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Employees’ Historical Participation in Management’s Contractual Incentive Compensation,” a portion of the Named Executive Officer contractual cash and equity incentive compensation has historically been allocated to non-executive employees. In 2022 and 2023, 44% and 42% of the Named Executive Officer contractual equity compensation, respectively, was granted to non-executive employees (contingent upon time- and performance-based vesting provisions).

Other Supplemental Benefits. Our Named Executive Officers are eligible for the following benefits on a similar basis as other eligible employees:

•Health, dental and vision insurance;

•Vacation and sick days;
•Life insurance;
•Short-term and long-term disability insurance; and
•401(k) plan.

Executive Compensation Framework

Internal Management. Ladder has a dedicated internal management team that prioritizes our stockholders’ interests. Unlike over 60% of our Business Comparables, who are externally managed REITs, Ladder’s Named Executive Officers and employees are singularly focused on delivering returns for our Ladder stockholders. Their compensation is strongly aligned with this goal, and they are not potentially distracted by individual incentives related to other investment vehicles or business lines.

Stockholder Alignment. As of December 31, 2023, our Board is comprised of representatives of 10.7% of Ladder’s Class A common stock, 3.8% of which is represented by members of the Compensation Committee, which, to our knowledge, would effectively make the collective Compensation Committee the fourth largest Ladder stockholder. The Board believes that such ownership fully aligns the members’ interests with their fellow stockholders and that their representation helps to ensure that stockholders’ views are understood by the Company in setting executive compensation.

We believe that Mr. Durst, chair of the Compensation Committee, is our sixth largest stockholder, primarily due to his $35 million investment (through family investment vehicles) in Ladder, and Mr. Fishman, who personally invested $7.5 million in Ladder, is among our top 20 stockholders. While Mr. Harris and Ms. McCormack benefit from these compensation arrangements, their significant stock holdings, which far exceed their annual compensation, reinforce their ongoing commitment to act in the best interests of all of Ladder’s stockholders. Mr. Harris, Ladder’s top individual stockholder and third largest stockholder overall, made a personal $25 million investment in the Company, while Ms. McCormack is believed to be among our top 20 stockholders. Among all individual stockholders, Mr. Harris consequentially experiences the largest impact from the fluctuations in our stock performance.

No Minimum Payment Guarantees. No minimum payout is guaranteed with respect to annual incentive or equity awards and our Named Executive Officers’ aggregate base salaries are in the bottom third of our Compensation Comparables. The Company’s compensation philosophy is to seek to align the interests of our employees with those of our stockholders. Therefore, our incentive compensation is based on the performance of the Company, as measured by distributable earnings, shareholders’ equity value and market capitalization. If Ladder’s distributable earnings are zero or negative, contractually there would be no annual cash incentive payouts. A decline in stock price not only impacts the substantial purchased, vested and unvested holdings of our fully aligned management team but, subject to our shareholders’ equity value, may also decrease the amount of new Annual Stock Awards available to our Named Executive Officers and other non-executive employees, as described above. This compensation philosophy seeks to ensure that our employees are motivated to create long-term value for our stockholders.

We believe that rewarding our Named Executive Officers and employees for positive results, even when they are modest, is better than imposing a penalty for low profits. A bonus that is contingent on a certain threshold of earnings may discourage our employees from taking prudent risks and pursuing innovative opportunities. A bonus that is proportional to earnings, on the other hand, encourages our employees to strive for continuous improvement and excellence in aiming to increase overall earnings, which ultimately benefits our stockholders.

Vesting. The Board and Compensation Committee believe that subjecting granted equity interests to vesting is one component of compensation that may encourage our Named Executive Officers to remain with us over the applicable vesting period. The vesting terms that are applicable to the Annual Stock Awards granted to our Named Executive Officers are set forth in the applicable award agreements.

For Mr. Miceli and Ms. Porcella, generally, fifty percent of each Annual Stock Award is subject to time-based vesting criteria. The time-vesting portion of the Annual Stock Award vests in three equal installments on each of the first three anniversaries of the date of grant, subject to Mr. Miceli and Ms. Porcella’s continued employment on the applicable vesting date. Mr. Harris’ Annual Stock Awards are fully vested upon grant and the Annual Stock Awards granted to Ms. McCormack and Mr. Perelman are fifty percent vested upon grant as described below in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Retirement Eligibility Vesting.”
Fifty percent of the Annual Stock Awards granted to the Named Executive Officers, other than Mr. Harris, generally vests in three equal installments based on the Company’s achievement of the following performance target for each of the three calendar years ending on December 31 following the respective grant date: a pre-tax distributable return on average equity (“pre-tax distributable ROAE”),* based on distributable earnings divided by the Company’s average shareholders’ equity, equal to or greater than 8% for the year (the “Performance Target”). The achievement of the Performance Target is generally determined by our Compensation Committee and the Board in the January or February following the applicable performance year. The Company’s pre-tax distributable return on average equity was 10.9% for 2023. Based on a review of historical performance, specifically focusing on distributable return on average equity of our most analogous Business Comparables, we maintain our belief that the Performance Target remains a rigorous performance metric.

The number of performance-vesting shares of the Annual Stock Award for each of the Named Executive Officers is determined at grant; our Named Executive Officers do not receive any additional shares as a result of exceeding the Performance Target. If the Company misses the Performance Target during either the first or second performance year but meets the Performance Target for a subsequent performance year during the three-year performance period and our pre-tax return on equity for such subsequent year and any years for which we missed our Performance Target equals or exceeds a compound pre-tax return on average equity of 8% (i.e., aggregate simple return on equity of 8% per year), the previously unearned performance-vesting portion of the Annual Stock Award will vest upon the Compensation Committee’s confirmation of such subsequent year’s pre-tax distributable ROAE, subject to the recipient’s continued employment on the last day of each applicable performance year (the “Catch-Up Provision,” together with the Performance Target, the “Performance Criteria”). The Catch-Up Provision is not available for the missed performance during the third performance year and has the effect of requiring the Company to achieve an average 8% return over the full three year performance plan in order to be effective. Therefore, the use of a three-year vesting period for performance shares remains a long-term period for evaluating performance.

The Board and the Compensation Committee believe that, in light of the high proportion of our Named Executive Officers’ total compensation that consists of restricted equity compensation, the annual performance periods and ratable vesting appropriately provide our Named Executive Officers with periodic liquidity and the Catch-Up Provision rewards improvements in long-term performance.

The Board and Compensation Committee also believe that our existing compensation elements and measures, including annual pre-tax return on average equity as the performance-based vesting measure, align our executive compensation with long-term stockholder value and facilitate executive recruitment and retention. Earnings generated by a company are a clear indication of management’s performance. A company’s stock price, and therefore measures such as total shareholder return, are influenced by many external factors over which management has no control, including market factors, geopolitical events, politics, tax and regulatory changes.

*This financial measure is not calculated in accordance with accounting principles generally accepted in the United
States (“GAAP”). For additional information concerning this non-GAAP financial measure, including a reconciliation to the most comparable GAAP financial measure, please see Annex A to this Proxy Statement.

Retirement Eligibility Vesting. Mr. Harris, Ms. McCormack and Mr. Perelman, as co-founders of Ladder, have specially negotiated equity compensation vesting provisions following their respective retirement eligibility dates. Mr. Harris’ Annual Stock Awards are fully vested upon grant, and the Annual Stock Awards granted to Ms. McCormack and Mr. Perelman are fifty percent vested upon grant, with the remaining fifty percent subject to the Performance Criteria. The applicable portion of the co-founder awards are vested upon grant due to the co-founders’: (i) agreement to take the Company public; and (ii)

attainment of their applicable retirement eligibility dates set forth in their respective employment agreements. The Company continues to benefit from our co-founders’ experienced leadership under these compensation arrangements.

The shares vest upon grant following each co-founder’s retirement eligibility date to address the liquidity needed by each co-founder to satisfy tax obligations and to deter their premature retirement as a means of avoiding share loss. Once these officers achieve retirement eligibility, their time-based shares no longer face a “substantial risk of forfeiture” for tax purposes, requiring Mr. Harris, Ms. McCormack, and Mr. Perelman to pay taxes on those shares. The issuance of fully vested stock facilitates liquidity for these tax payments. This structure, integrating vesting during their tenure with the Company, also removes any incentive for early retirement to expedite share vesting that would otherwise only occur upon actual retirement.

While these co-founders have legacy vesting provisions, Mr. Harris, Ms. McCormack, and Mr. Perelman have consistently held significant and increasing equity in the Company since inception. Mr. Harris, as Ladder’s top individual stockholder and third largest stockholder overall, initially personally invested $25 million, and we believe Ms. McCormack is among our top 20 stockholders. Among all individual stockholders, Mr. Harris experiences the largest impact from the fluctuations in our stock performance. The co-founders currently own a combined $102.6 million as of December 31, 2023.

Mr. Miceli and Ms. Porcella, comprising two of our five Named Executive Officers, do not have, and future officers will not have, legacy co-founder vesting provisions.

In addition, all of our Named Executive Officers are subject to stock ownership guidelines, as described below.

Employees’ Historical Participation in Management’s Contractual Incentive Compensation. The Named Executive Officers, with the support of the Board and Compensation Committee, consistently prioritize fostering Company-wide alignment with stockholders and promoting shared success across all organizational levels. Historically, a portion of the Named Executive Officer contractual cash and equity incentive compensation has been allocated to non-executive employees. For 2022 and 2023, the Named Executive Officers collectively received less than the cash incentive compensation designated in the Harris Employment Agreement, despite the Named Executive Officers not receiving any cash incentive compensation for 2020 and 2021. Moreover, the Named Executive Officers have historically received significantly less than their contractual equity compensation. In 2022 and 2023, 44% and 42% of their contractual equity compensation, respectively, was granted to non-executive employees (contingent upon time- and performance-based vesting provisions).

Executive Stock Ownership Guidelines. Pursuant to our stock ownership guidelines for our Named Executive Officers, each Named Executive Officer is required to hold an aggregate number of our qualifying shares (vested shares and unvested shares subject to time-based vesting) equal in value to three times (3x) (or five times (5x) for our CEO) the applicable executive officer’s base salary as of the effective date and as determined in accordance with the provisions of such guidelines.

Since inception, when Mr. Harris personally invested $25 million in the Company, Ladder has been internally managed with high insider ownership, providing an unparalleled alignment of interest with stockholders. Management and the Board own 11.2% of Ladder as of December 31, 2023. The stock guidelines continue to be meaningfully eclipsed by our co-founders’ historical and actual stock holdings. Comparing the historic aggregate vested and time-based restricted stock holdings of each of our co-founders to their applicable requirements under the Executive Stock Ownership Guidelines, Mr. Harris, who is Ladder’s top individual stockholder and third largest stockholder overall, has averaged ownership of 81x his base salary since Ladder’s IPO. Ms. McCormack, who we believe is among our top 20 stockholders, averages 11x, and Mr. Perelman averages 7x. These co-founders as individuals own more than the majority of institutions that hold our stock. For the current stock holdings of our Named Executive Officers, see “Security Ownership of Certain Beneficial Owners And Management and Related Stockholder Matters.”

In order to further align their interests with the long-term interests of stockholders and further promote the Company’s commitment to sound corporate governance, all non-employee directors who serve in their individual capacity are subject to stock ownership guidelines as well for as long as they continue to serve as directors of the Company. See “Director Compensation—Non-Employee Director Stock Ownership Guidelines” for more information.

Clawback Policy. In line with NYSE requirements, the Company maintains a clawback policy with respect to incentive payments for its officers, including the Named Executive Officers, if the Company is required to prepare certain types of accounting restatements during a three-year lookback period.

Compensation Committee Report

        In connection with our oversight of the compensation programs of Ladder, we, the members of the Compensation Committee listed below, have reviewed and discussed with management, the Compensation Discussion and Analysis set forth above. Based upon the review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company’s 2023 Annual Report.

    Submitted by the Compensation Committee:

Douglas Durst (Chair)

Alan Fishman

Jeffrey Steiner

    The above report will not be deemed to be incorporated by reference into any filing by us under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent that we specifically incorporate the same by reference.

Summary Compensation Table

    Under the rules and regulations of the SEC currently applicable to us, each year the “Summary Compensation Table” generally must disclose the salary paid, the annual cash incentive earned by, the equity-based long-term incentive awards granted to, and certain other compensation of, our Named Executive Officers, generally for the three most recently completed fiscal years (except in the case of a new Named Executive Officer).

The following table sets forth a summary of the compensation earned by our Named Executive Officers for 2023, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Brian Harris	2023	1,000,000	5,780,033	8,201,000	2,910	14,983,943
Chief Executive Officer	2022	1,000,000	4,735,444	6,785,000	2,910	12,523,354
	2021	1,000,000	9,916,855	—	12,054	10,928,909
Pamela McCormack	2023	750,000	2,141,519	3,038,500	2,910	5,932,929
President	2022	750,000	1,989,085	2,819,500	2,910	5,561,495
	2021	750,000	4,293,895	—	4,572	5,048,467
Paul J. Miceli (4)	2023	350,000	748,497	1,062,000	1,974	2,162,471
Chief Financial Officer	2022	350,000	679,433	973,500	1,662	2,004,595
	2021	343,750	1,175,707	—	1,800	1,521,257
Robert Perelman	2023	300,000	748,497	1,062,000	1,857	2,112,354
Head of Asset Management	2022	300,000	597,076	855,500	1,506	1,754,082
	2021	300,000	1,329,064	—	6,891	1,635,955
Kelly Porcella	2023	218,750	613,345	870,250	1,481	1,703,826
Chief Administrative Officer and General Counsel	2022	200,000	494,130	708,000	1,004	1,403,134
	2021	200,000	1,329,064	—	1,933	1,530,997

(1)    Ladder grants equity awards in the year following the performance year that determines their magnitude. For example, the values reported in the compensation tables in this Proxy Statement reflect grants made in 2024 but which relate to 2023 performance. The values provided in this column represent the grant date fair value of stock awards made to the Named Executive Officers with respect to the fiscal years for which they were granted. For a discussion of the assumptions made in the valuation of the stock awards made with respect to fiscal year 2023, see Note 14 to the notes to consolidated financial statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for the assumptions made in determining grant date fair values in accordance with GAAP.

(2)    The values provided in this column reflect the annual cash bonuses paid to our Named Executive Officers with respect to the applicable fiscal year. Annual cash bonuses are generally paid no later than February 28 of the calendar year following the calendar year to which such annual cash bonus relates. For the year 2021, our Named Executive Officers did not receive cash bonuses.

(3)    For 2023, 2022 and 2021, the values provided in this column include group term life insurance coverage and long-term disability coverage that were imputed income to each of our Named Executive Officers, as follows:

Name	Year	Group Term Life Imputed Income ($)	Long Term Disability Imputed Income ($)
Brian Harris	2023	2,340	570
	2022	2,340	570
	2021	11,484	570
Pamela McCormack	2023	2,340	570
	2022	2,340	570
	2021	4,002	570
Paul J. Miceli	2023	1,404	570
	2022	1,092	570
	2021	1,230	570
Robert Perelman	2023	1,287	570
	2022	936	570
	2021	6,321	570
Kelly Porcella	2023	1,053	428
	2022	624	380
	2021	1,410	523

(4)     Mr. Miceli became Chief Financial Officer on March 1, 2021.

Grants of Plan-Based Awards During Fiscal Year

    The following table summarizes the plan-based awards that were granted to our Named Executive Officers in the fiscal year ended December 31, 2023 for performance in 2022.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target ($)(1)(2)	Estimated Future Payouts Under Equity Incentive Plan Awards Target (#)(2)(3)	All Other Stock Awards: Number of Shares of Stock or Units (#)(2)(4)(5)(6)	Grant Date Fair Value of Stock and Option Awards ($) (5)(7)
Brian Harris	—	$6,785,000	—	—	$—
	02/18/2023	—	—	408,933	4,735,444
Pamela McCormack	—	$2,819,500	—	—	—
	02/18/2023	—	85,884	85,885	1,989,085
Paul J. Miceli	—	$973,500	—	—	—
	02/18/2023	—	58,673	—	679,433
Robert Perelman	—	$855,500	—	—	—
	02/18/2023	—	25,780	25,781	597,076
Kelly Porcella	—	$708,000	—	—	—
	02/18/2023	—	42,671	—	494,130

(1)    There was no target for non-equity incentive awards for the fiscal year ended December 31, 2023. Annual cash bonuses for Named Executive Officers are discretionary within the 9% contractual requirement in accordance with the guidelines to determine annual cash bonuses (the “Bonus Guidelines”) for our Named Executive Officers as set forth in the Harris Employment Agreement (except that Mr. Harris is contractually entitled to not less than 4.05% of distributable earnings (if any) for each year).

(2)    There is no threshold or maximum dollar amount for annual cash bonuses and equity incentive plan awards.

(3)    Amounts reflect the performance-based portion of Annual Stock Awards granted pursuant to the 2014 Omnibus Plan to Named Executive Officers for their performance in 2022, granted in early 2023. For a description of the vesting conditions of performance-based awards, see ““Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.”

(4)    Amounts represent both fully vested and time-based portion of Annual Stock Awards granted in 2023 pursuant to the 2014 Omnibus Plan awarded to our Named Executive Officers for their performance in 2022.

(5)    No options were granted to the Named Executive Officers in fiscal year 2023.

(6)    Time-based shares for Mr. Miceli and Ms. Porcella vest ratably on the first, second and third anniversaries of the date of grant, subject to continued employment.

(7)    Amounts represent the grant date fair value of the award, which is also the fair market value of the shares on the date of grant. No assumptions were used in the calculation of grant date fair value.

Outstanding Equity Awards at Fiscal Year End

    The following table summarizes the total outstanding equity awards as of December 31, 2023, for each Named Executive Officer.

Name		Option awards (1)					Stock awards (1)
		Number of securities underlying unexercised options (#) exercisable (3)	Number of securities underlying unexercised options (#) unexercisable (2)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($) (3)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($) (4)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Brian Harris
2015 Annual Award	(5)	133,736	—	—	11.72	2/18/26	—	—	—	—
2014 Annual Award	(6)	321,178	—	—	16.14	2/18/25	—	—	—	—
Total		454,914	—	—	—	—	—	—	—	—
Pamela McCormack
2022 Annual Award	(7)	—	—	—	—	—	85,884	988,525	—	—
2021 Annual Award	(8)	—	—	—	—	—	80,652	928,305	—	—
2020 Annual Award	(9)	—	—	—	—	—	40,126	461,850	—	—
2015 Annual Award	(5)	11,939	—	—	11.87	2/18/26	—	—	—	—
2015 Annual Award	(5)	24,186	—	—	11.72	2/18/26	—	—	—	—
2014 Annual Award	(6)	86,006	—	—	16.14	2/18/25	—	—	—	—
Total		122,131	—	—	—	—	206,662	2,378,680	—	—
Paul J. Miceli
2022 Annual Award	(7)	—	—	—	—	—	58,673	675,326	—	—
2021 Annual Award	(8)	—	—	—	—	—	44,164	508,328	—	—
2020 Annual Award	(9)	—	—	—	—	—	9,172	105,570	—	—
Total		—	—	—	—	—	112,009	1,289,224	—	—
Robert Perelman
2022 Annual Award	(7)	—	—	—	—	—	25,780	296,728	—	—
2021 Annual Award	(8)	—	—	—	—	—	24,964	287,336	—	—
2020 Annual Award	(9)	—	—	—	—	—	10,891	125,355	—	—
2015 Annual Award	(5)	4,681	—	—	11.87	2/18/26	—	—	—	—
2015 Annual Award	(5)	9,486	—	—	11.72	2/18/26	—	—	—	—
2014 Annual Award	(6)	32,576	—	—	16.14	2/18/25	—	—	—	—
Total		46,743	—	—	—	—	61,635	709,419	—	—
Kelly Porcella
2022 Annual Award	(7)	—	—	—	—	—	42,671	491,143	—	—
2021 Annual Award	(8)	—	—	—	—	—	49,928	574,671	—	—
2020 Annual Award	(9)	—	—	—	—	—	22,928	263,901	—	—
Total		—	—	—	—	—	115,527	1,329,715	—	—

(1)    All share-based awards granted after the 2023 Annual Meeting were granted pursuant to the 2023 Omnibus Incentive Plan. Prior to the 2023 Annual Meeting, all share-based awards were granted pursuant to the 2014 Omnibus Incentive Plan.

(2)    As of December 31, 2023, all annual option awards (“Annual Option Awards”) granted to the Named Executive Officers were fully vested.

(3)    The 2014 Omnibus Incentive Plan provided for the equitable adjustment of outstanding awards upon the occurrence of certain events, including an extraordinary dividend, in order to preserve the intrinsic value of such awards. The Compensation Committee, which holds the authority to administer and interpret the plan, determined it was necessary and appropriate, and in the best interests of the Company and its stockholders, to equitably adjust the outstanding stock option and restricted stock awards in respect of an extraordinary dividend paid in the fourth quarter of 2015 and to increase the number of shares available under the plan to reflect the equitable adjustment of the stock options and restricted stock. The exercise price of the stock options was correspondingly equitably adjusted to reflect the additional shares. Such equitable adjustment is reflected in the table above. Also reflected in the table is an equitable adjustment made to outstanding options in the first quarter of 2019 in connection with the Company’s stock dividend paid on January 24, 2019.

(4)    This value represents the product of the closing market price of the Company’s Class A common stock on December 29, 2023 of $11.51 per share and the number of unvested restricted Stock Awards held by each Named Executive Officer, assuming the vesting of shares subject to both time-based vesting and the Performance Criteria described above under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.”

(5)    In connection with 2015 performance, certain Named Executive Officers were granted Annual Option Awards on February 18, 2016, which vested in three equal installments on February 18 of each of 2017, 2018 and 2019. These amounts reflect adjustments made to prevent dilution of the value of the Option Award upon the distribution of special stock dividends.

(6)    These are Annual Option Awards granted in 2015 based on 2014 performance. The description of the provisions for the 2015 Annual Option Awards in Footnote (5) apply to the 2014 Annual Option Awards as well, with the vesting of the 2014 Annual Option Awards having occurred in 2016, 2017 and 2018.

(7)    These are Annual Stock Awards granted in 2023 based on 2022 performance. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting” for a description of the vesting conditions of these awards. Mr. Harris’ award fully vested upon grant and the time-based portions of Ms. McCormack and Mr. Perelman’s respective Awards fully vested upon grant in accordance with the terms of their respective Employment Agreements. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Retirement Eligibility Vesting.” Accordingly such awards are not shown above as they were not outstanding on December 31, 2023.

(8)    These are Annual Stock Awards granted in 2022 based on 2021 performance. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting” for a description of the vesting conditions of these awards. Mr. Harris’ award fully vested upon grant and the time-based portions of Ms. McCormack and Mr. Perelman’s respective Awards fully vested upon grant in accordance with the terms of their respective Employment Agreements. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Retirement Eligibility Vesting.” Accordingly such awards are not shown above as they were not outstanding on December 31, 2023.

(9)    These are Annual Stock Awards granted on December 17, 2020 (for Mr. Miceli, on January 1, 2021), based on 2020 performance. Mr. Harris’ award fully vested upon grant in accordance with the terms of his Employment Agreement. As a result of the Compensation Committee’s use of discretion and the Retirement Eligibility of Ms. McCormack and Mr. Perelman, approximately 2/3 of the awards to these officers were fully vested at grant. The other 1/3 of incentive equity granted to Ms. McCormack and Mr. Perelman is restricted stock subject to the Performance Criteria described above under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.” Approximately 1/3 of the respective awards to Ms. Porcella and Mr. Miceli were fully vested, with another 1/3 of the awards subject to time-based vesting criteria, and the remaining 1/3 subject to the Performance Criteria.

Grants Made Pursuant to the 2023 Omnibus Incentive Plan

Annual Incentive Awards Granted in 2024 with Respect to 2023 Performance

    On February 18, 2024, for the performance of their respective roles in 2023, Mr. Harris, Ms. McCormack, Mr. Miceli, Mr. Perelman and Ms. Porcella received Annual Stock Awards with approximate grant date fair values of $5.8 million, $2.1 million, $0.7 million, $0.7 million, and $0.6 million, respectively, as follows:

Named Executive Officer	Grant date fair value of Annual Stock Award ($)	Shares of Class A common stock subject to Annual Stock Award
Brian Harris	5,780,033	540,190
Pamela McCormack	2,141,519	200,142
Paul J. Miceli	748,497	69,953
Robert Perelman	748,497	69,953
Kelly Porcella	613,345	57,322

    In accordance with the Harris Employment Agreement, Mr. Harris’ Annual Stock Award was fully vested at grant. As a result of Ms. McCormack’s and Mr. Perelman’s Retirement Eligibility, one-half of their respective awards was fully vested at grant. For a description of the vesting conditions of the Annual Stock Awards to the Named Executive Officers other than Mr. Harris, see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.”

Grants Made Pursuant to the 2014 Omnibus Incentive Plan

Annual Incentive Awards Granted in 2023 with Respect to 2022 Performance

    On February 18, 2023, for the performance of their respective roles in 2022, Mr. Harris, Ms. McCormack, Mr. Miceli, Mr. Perelman and Ms. Porcella received Annual Stock Awards with approximate grant date fair values of $4.7 million, $2.0 million, $0.7 million, $0.6 million, and $0.5 million, respectively, as follows:

Named Executive Officer	Grant date fair value of Annual Stock Award ($)	Shares of Class A common stock subject to Annual Stock Award
Brian Harris	4,735,444	408,933
Pamela McCormack	1,989,085	171,769
Paul J. Miceli	679,433	58,673
Robert Perelman	597,076	51,561
Kelly Porcella	494,130	42,671

    In accordance with the Harris Employment Agreement, Mr. Harris’ Annual Stock Award was fully vested at grant. As a result of Ms. McCormack’s and Mr. Perelman’s Retirement Eligibility, one-half of their respective awards was fully vested at grant. For a description of the vesting conditions of the Annual Stock Awards to the Named Executive Officers other than Mr. Harris, see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.”

Annual Incentive Awards Granted in 2022 with Respect to 2021 Performance

As mentioned above, while guiding Ladder through the impact of the COVID-19 pandemic, our Named Executive Officers agreed to waive their right to annual cash bonuses and to receive additional equity-based incentive compensation in lieu of cash, further increasing their alignment with their fellow Ladder stockholders. Because the Named Executive Officers decided to forego cash bonuses in 2020 and 2021 and instead received all incentive compensation in equity, those year’s equity awards should not be considered on a stand-alone basis when evaluating Named Executive Officer compensation for those years as their value reflects in part a grant of a portion of equity in lieu of cash bonus as well. On January 31, 2022, for the performance of their respective roles in 2021, Mr. Harris, Ms. McCormack, Mr. Miceli, Mr. Perelman and Ms. Porcella received Annual Stock Awards with approximate grant date fair values of $9.9 million, $4.3 million, $1.2 million, $1.3 million, and $1.3 million, respectively, as follows:

Named Executive Officer	Grant date fair value of Annual Stock Award ($)	Shares of Class A common stock subject to Annual Stock Award
Brian Harris	9,916,855	834,050
Pamela McCormack	4,293,895	361,135
Paul J. Miceli	1,175,707	98,882
Robert Perelman	1,329,064	111,780
Kelly Porcella	1,329,064	111,780

In accordance with the Harris Employment Agreement, Mr. Harris’ Annual Stock Award was fully vested at grant. As a result of the Compensation Committee’s use of discretion and the Retirement Eligibility of Ms. McCormack and Mr. Perelman, approximately 2/3 of the awards to these officers was fully vested at grant. The other 1/3 of incentive equity granted to Ms. McCormack and Mr. Perelman is restricted stock subject to the Performance Criteria described above under “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.” Approximately 1/3 of the awards to Mr. Miceli and Ms. Porcella, respectively, were fully vested, with another 1/3 of the award subject to time-based vesting criteria, and the remaining 1/3 subject to the Performance Criteria.

Options Exercised and Stock Vested in Fiscal Year

    The following table summarizes the options exercised and stock vested in the fiscal year ended December 31, 2023, for each Named Executive Officer.

	Options Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Brian Harris	N/A	N/A	408,933	4,735,444
Pamela McCormack	N/A	N/A	185,927	2,103,014
Paul J. Miceli	N/A	N/A	33,928	384,404
Robert Perelman	N/A	N/A	54,274	614,246
Kelly Porcella	N/A	N/A	57,065	646,547

(1)    In accordance with the Harris Employment Agreement, Mr. Harris’ Annual Stock Award was fully vested at grant. As a result of Ms. McCormack’s and Mr. Perelman’s Retirement Eligibility, one-half of their respective awards was fully vested at grant. For a description of the vesting conditions of the Annual Stock Awards to the Named Executive Officers other than Mr. Harris, see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.”

(2)    Represents the fair market value on the vesting date (closing price of shares on the vesting date multiplied by the number of shares that vested on that date).

Pension Benefits

    We do not provide pension benefits to our Named Executive Officers.

Nonqualified Deferred Compensation

    We did not provide a defined contribution plan for the deferral of compensation by our Named Executive Officers on a basis that is not tax-qualified during the fiscal year ended December 31, 2023.

Employment Agreements

    Brian Harris. The Harris Employment Agreement provides for an indefinite term of employment, a base salary which shall not be less than $1,000,000 per annum and the opportunity to participate in LCF’s standard employee benefit programs. Pursuant to the Harris Employment Agreement, Mr. Harris shall receive an annual cash bonus for each calendar year of his employment with the Company of not less than 4.05% of distributable earnings (if any) for such calendar year and an annual incentive stock award of an amount not less than 41% of the Senior Management Team’s Annual Equity Incentive Amount for such year, granted pursuant to the 2014 Omnibus Incentive Plan, as amended and/or restated from time to time. The Senior Management Team is composed of the Named Executive Officers. The Senior Management Team’s Annual Equity Incentive Amount (as defined in the Harris Employment Agreement) for the respective year is an amount that is not less than 1.0% of Ladder’s equity market capitalization but up to 1.5% at the Board’s discretion, as further described in the Harris Employment Agreement. The Agreement also sets forth the aggregate cash incentive compensation payable to our Named Executive Officers, equal to 9% of the Company’s distributable earnings, and for the Company as a whole, of not less than 19% of distributable earnings but up to 22% at the Board’s discretion. On February 11, 2017, in accordance with the previous Harris Employment Agreement entered into as of January 23, 2014, all outstanding equity awards held by Mr. Harris became fully vested; per such agreement future awards are fully vested upon grant. Mr. Harris is subject to a perpetual confidentiality covenant (with some specified exceptions), a one-year post- termination non-competition covenant and a two-year post-termination employee and customer non-solicitation covenant.

The Harris Employment Agreement amended and restated Mr. Harris’ prior agreement dated January 23, 2014 (the “Original Harris Agreement”), which was established at the IPO to formalize his prior discretionary compensation. The Harris Employment Agreement was prompted by the introduction of risk retention in the securitization market and Ladder’s transition from a C-Corp to a REIT, which required the Company to distribute the majority of its earnings. The objective of the new agreement was to align the compensation terms outlined in the Original Harris Agreement with a REIT structure and the potential effects of risk retention. Negotiations for both employment agreements involved Mr. Harris, other affected Senior Management Team members, the Compensation Committee, and the Board, with guidance from an independent compensation consultant and legal counsel.

Pamela McCormack. In connection with her promotion to President, a second amended and restated employment agreement was entered into between LCF and Ms. McCormack (the “Amended McCormack Employment Agreement”), effective January 18, 2018 and provides for an indefinite term of employment, a base salary which shall not be less than $750,000 per annum, and the opportunity to participate in LCF’s standard employee benefit programs. Ms. McCormack is eligible to receive a cash bonus of an amount to be reasonably determined by Mr. Harris, in his capacity as our CEO in accordance with the framework set forth in the Harris Employment Agreement. If Mr. Harris is no longer our CEO, Ms. McCormack shall receive a cash bonus of an amount not less than the greater of 1.2% of distributable earnings or the amount (expressed as a percentage) equal to the average of the percentage of distributable earnings represented by Ms. McCormack’s annual cash bonus for each of the most recent two calendar years for which Ms. McCormack was paid an annual cash bonus prior to Mr. Harris’ departure. While Mr. Harris is our CEO, Ms. McCormack shall be eligible to receive an annual equity incentive grant with respect to such calendar year of her employment in such amount, type and terms as determined by Mr. Harris, subject to her Retirement Eligibility Date (December 8, 2019). If Mr. Harris is no longer our CEO, Ms. McCormack shall receive an annual equity incentive grant for each calendar year during her continued employment with a value of at least the greater of $1,700,000 or the average of the value of the annual equity incentive grant awarded to Ms. McCormack for each of the two most recent calendar years for which she was granted an annual equity incentive grant while Mr. Harris was our CEO. Following Ms. McCormack’s Retirement Eligibility Date, fifty percent of each Annual Stock Award is fully vested at grant and the remaining fifty percent of each Annual Stock Award is subject to the Performance Criteria. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Retirement Eligibility Vesting” for more information. Ms. McCormack is subject to a perpetual confidentiality covenant, a one year post- termination non-competition covenant and an eighteen-month post-termination employee and customer non-solicitation covenant.

    Paul J. Miceli. The amended and restated employment agreement with Mr. Miceli (the “Miceli Employment Agreement”) dated as of June 15, 2023, provides for an indefinite term of employment, a base salary which shall not be less than $350,000 per annum, and the opportunity to participate in LCF’s standard employee benefit programs. Mr. Miceli is eligible to receive a discretionary annual cash bonus, if any, from the annual cash bonus pool for the Senior Management Team, as established by the Board and the Compensation Committee in consultation with the CEO and in accordance with the Bonus Guidelines. Mr. Miceli is eligible to receive a discretionary annual equity incentive grant deemed appropriate by the Board and the Compensation Committee, in consultation with our CEO pursuant to the Bonus Guidelines and the 2023 Omnibus Incentive Plan, as amended from time to time. Pursuant to the applicable award agreements, subject to Mr. Miceli’s continued employment on the applicable vesting dates, the time-vesting portion of the Annual Stock Award vests in three equal installments on each of the first three anniversaries of the date of grant, and the performance-vesting portion of the Annual Stock Award vests in three equal installments in each of the three calendar years following the grant date subject to the Performance Criteria. Pursuant to the Miceli Employment Agreement, Mr. Miceli is subject to a perpetual confidentiality covenant, a 90-day post-termination non-competition covenant and a two-year post-termination employee and customer non-solicitation covenant. Notwithstanding the foregoing, however, LCF, with the approval of the Board and after consultation with Mr. Harris, so long as Mr. Harris remains our CEO, may extend the post-termination non-compete period for an additional 90-day period if it provides Mr. Miceli with severance payments equal to three months of his base salary and reimbursements for continued healthcare for up to six months. Mr. Miceli’s Retirement Eligibility Date is December 6, 2041, the date on which he has at least 10 years of service with the Company and is at least 62 years old. Following Mr. Miceli’s Retirement Eligibility Date and subject to Mr. Miceli’s continued employment on the applicable vesting dates, fifty percent of each Annual Stock Award is fully vested at grant and the remaining fifty percent of each Annual Stock Award is subject to the Performance Criteria. Following his retirement, Mr. Miceli’s unvested shares will vest effective as of the date five years after his employment termination date, with the vesting of performance-based shares subject to the Performance Criteria and the vesting of both time- and performance-based shares subject to Mr. Miceli not engaging or otherwise working in the commercial real estate business in competition with Ladder during such five year period. The Miceli Employment Agreement amended and restated Mr. Miceli’s original employment agreement dated February 9, 2021 to clarify his line of reporting and adjust the definition of good reason to align with this reporting structure.

    Robert Perelman. The amended and restated employment agreement with Mr. Perelman (the “Perelman Employment Agreement”) dated as of January 23, 2014, and effective upon the closing of our IPO, provides for an indefinite term of employment, a base salary which shall not be less than $300,000 per annum, and the opportunity to participate in LCF’s standard employee benefit programs. Mr. Perelman is eligible to receive a discretionary annual cash bonus, if any, from the targeted annual cash bonus pool for the Senior Management Team, as established by the Board and the Compensation Committee in consultation with the CEO and in accordance with the Bonus Guidelines. Mr. Perelman is eligible to receive a discretionary annual equity incentive grant deemed appropriate by the Board and the Compensation Committee, in consultation with our CEO pursuant to the Bonus Guidelines and the 2014 Omnibus Incentive Plan, as amended from time to time, of which 90% by value is an Annual Stock Award and 10% by value is an Annual Option Award. In 2017, in light of Ladder’s REIT status, the Board discontinued the use of options as part of executive compensation. Following Mr. Perelman’s Retirement Eligibility Date (February 11, 2019), fifty percent of each Annual Stock Award is fully vested at grant and the remaining fifty percent of each Annual Stock Award is subject to performance-based criteria. See “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Retirement Eligibility Vesting” for more information. The performance-vesting portion of the Annual Stock Award vests in three equal installments in each of the three calendar years following the grant date subject to the Performance Criteria. Mr. Perelman is subject to a perpetual confidentiality covenant, a 90-day post-termination non-competition covenant and a one-year post-termination employee and customer non-solicitation covenant. Notwithstanding the foregoing, however, LCF, with the approval of the Board and after consultation with Mr. Harris, so long as Mr. Harris remains our CEO, may extend the post-termination non-compete period for an additional 90-day period if it provides Mr. Perelman with severance payments equal to three months of his base salary and reimbursements for continued healthcare for up to six months.

    Kelly Porcella. The employment agreement with Ms. Porcella (the “Porcella Employment Agreement”) dated as of June 15, 2023, provides for an indefinite term of employment, a base salary which shall not be less than $225,000 per annum, and the opportunity to participate in LCF’s standard employee benefit programs. The other compensation provisions and confidentiality, non-competition and non-solicitation covenants in the Porcella Employment Agreement are the same as those contained in the Miceli Employment Agreement. Ms. Porcella’s retirement eligibility date is August 26, 2043.

Potential Payments upon Termination or Change in Control

    Cash Severance Pursuant to Employment Agreements

    Brian Harris. Pursuant to the Harris Employment Agreement, upon a termination by LCF without cause or by Mr. Harris for good reason (in each case as defined in the agreement), subject to Mr. Harris’ execution of a release of claims in favor of LCF and its affiliates, he will be entitled to receive (i) cash severance equal to the greater of $10,000,000 or two times the sum of Mr. Harris’ annual base salary in effect at the time of termination and the average of the annual cash bonuses paid to him with respect to the two calendar years immediately preceding his termination (the “Harris Cash Severance”), 50% of which will be payable in a lump sum and 50% of which will be payable in twelve equal monthly installments, (ii) a prorated portion of Mr. Harris’ minimum annual cash bonus for the year in which such termination occurs, payable at the same time that performance bonuses for such calendar year are paid to our other senior executives, (iii) a prorated portion of Mr. Harris’ minimum annual equity incentive award for the year in which such termination occurs, payable at the same time as comparable equity incentives for such calendar year are granted to our other senior executives (with such prorated portion being fully vested as of the date of grant), and (iv) subject to Mr. Harris’ timely election and continued eligibility, reimbursements for continued health care for up to two years immediately following Mr. Harris’ termination (as allowed by law). If Mr. Harris’ termination occurs within one year of a change in control (as defined in the 2014 Omnibus Incentive Plan) or if, as of the date of Mr. Harris’ termination, the Company has previously entered into a definitive binding agreement with a buyer that would result in a change in control and such definitive binding agreement remains in effect, then all of the Harris Cash Severance will be payable in a lump sum, as permitted by law.

    Pamela McCormack. Pursuant to the Amended McCormack Employment Agreement, upon a termination without cause by us or a termination for good reason by her (in each case as defined in the agreement), subject to Ms. McCormack’s execution of a release of claims in favor of LCF and its affiliates, Ms. McCormack would be entitled to receive (i) cash severance equal to one and a half times the sum of her annual base salary in effect at the time of termination and the average of her annual cash bonuses with respect to the two calendar years immediately preceding her termination (the “McCormack Cash Severance”), 50% of which will be payable in a lump sum and 50% of which will be payable in twelve equal monthly installments, (ii) a prorated portion of Ms. McCormack’s target annual cash bonus for the year in which such termination occurs (the “Prorated Bonus”), as reasonably determined by Mr. Harris in his capacity as our CEO, based on our performance as of Ms. McCormack’s termination date, or if Mr. Harris is no longer our CEO at the time of Ms. McCormack’s termination, then a prorated portion of the greater of 1.2% or the amount (expressed as a percentage) equal to the average of the percentage of distributable earnings represented by Ms. McCormack’s annual cash bonus for each of the most recent two calendar years for which Ms. McCormack has been paid a year-end bonus prior to Mr. Harris’ transition from his position as CEO, payable at the same time performance bonuses for such calendar year are paid to our other senior executives , (iii) a prorated portion of the amount of Ms. McCormack’s target annual equity incentive grant for the year in which such termination occurs, as reasonably determined by Mr. Harris in his capacity as our CEO, based on our performance as of Ms. McCormack’s termination date relative to the hurdles set, or if Mr. Harris is no longer our CEO at the time of Ms. McCormack’s termination, then a prorated portion of a value equal to not less than the greater of $1,700,000 or the average of the value (at the time of grant) of the Annual Equity Incentive Grant granted to Ms. McCormack for each of the two most recent calendar years for which Ms. McCormack was granted an annual equity incentive grant prior to Mr. Harris’ transition from his position as CEO, payable at the same time performance bonuses for such calendar year are paid to our other senior executives (with such prorated portion being fully vested as of the date of grant), and (iv) subject to Ms. McCormack’s timely election and continued eligibility, reimbursements for continued health care for up to eighteen months immediately following Ms. McCormack’s termination. If Ms. McCormack’s termination occurs within one year of a change in control (as defined in the 2014 Omnibus Incentive Plan) or if, as of the date of Ms. McCormack’s termination, the Company has previously entered into a definitive binding agreement with a buyer that would result in a change in control and such definitive binding agreement remains in effect, then all of the McCormack Cash Severance will be payable in a lump sum, as permitted by law.

    Paul J. Miceli. The provisions governing potential payments upon termination or change in control (as defined in the 2023 Omnibus Incentive Plan) for Mr. Miceli are the same as those contained in the Perelman Agreement (discussed below).

Robert Perelman. Pursuant to the Perelman Employment Agreement, upon a termination by LCF without cause or by Mr. Perelman for good reason (in each case as defined in the agreement), subject to Mr. Perelman’s execution of a release of claims in favor of LCF and its affiliates, Mr. Perelman will be entitled to receive (i) cash severance equal to the lesser of $1,000,000 and the sum of Mr. Perelman’s annual base salary in effect at the time of termination and the average of Mr. Perelman’s annual cash bonuses with respect to the two calendar years immediately preceding his termination (the “Perelman Cash Severance”), 50% of which will be payable in a lump sum and 50% of which will be payable in twelve equal monthly installments, (ii) a prorated portion of Mr. Perelman’s target annual cash bonus for the year in which such termination occurs (the “Prorated Bonus”), based on our performance as of Mr. Perelman’s termination date as determined by our Compensation Committee, in consultation with our CEO, payable at the same time performance bonuses for such calendar year are paid to our other senior executives (provided that such Prorated Bonus, together with the Perelman Cash Severance, cannot exceed $1,000,000), and (iii) reimbursements for continued health care for up to three months (or six months, if LCF elects to extend the post-termination non-competition period applicable to Mr. Perelman) immediately following Mr. Perelman’s termination. If Mr. Perelman’s termination occurs within one year of a change in control (as defined in the 2014 Omnibus Incentive Plan) or if, as of the date of Mr. Perelman’s termination, the Company has previously entered into a definitive binding agreement with a buyer that would result in a change in control and such definitive binding agreement remains in effect, then all of the Perelman Cash Severance will be payable in a lump sum, as permitted by law.

    Kelly Porcella. The provisions governing potential payments upon termination or change in control (as defined in the 2023 Omnibus Incentive Plan) for Ms. Porcella are the same as those contained in the Perelman Agreement.

Cash Severance in Light of No Cash Bonus in 2022. As the Named Executive Officers forewent cash bonuses in 2022, earned for 2021, the Board approved the use of the amount of such Officers’ 2022 Annual Stock Awards in the Named Executive Officer severance calculations in lieu of their $0 cash bonuses.

    Equity Acceleration

    Annual Incentive Equity Awards. With respect to the Annual Stock Awards granted to our Named Executive Officers, with the exception of Mr. Harris, upon a termination of employment or service due to death, disability, termination by us without cause or termination by the Named Executive Officer for good reason (each, as defined in their employment agreements), the unvested performance-vesting portion of the Annual Stock Awards will remain outstanding for the performance period and will vest to the extent we meet the Performance Criteria. In accordance with the terms of the Harris Employment Agreement, all Annual Stock Awards granted to Mr. Harris are fully vested at grant.

    Upon a change in control (as defined in the 2014 and 2023 Omnibus Incentive Plans), any unvested portion of the Annual Stock Awards granted to each of our Named Executive Officers will become fully vested, so long as the Named Executive Officer has not incurred a termination prior to such change in control. Our Compensation Committee retains the right, in its sole discretion, to provide for the accelerated vesting (in whole or in part) of the Annual Stock Awards.

Historical Incentive Equity Awards. Pursuant to Ms. Porcella’s Annual Stock Award agreements executed prior to her employment agreement, upon a termination without cause by the Company, the time-based shares that would have vested in the annual vesting cycle immediately following her termination would accelerate and vest on her termination date. Any outstanding performance-based shares that are eligible to vest with respect to the performance year immediately prior to the February 18 following such termination shall remain eligible to vest (and be forfeited) in accordance with the Performance Criteria described in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.” All other unvested shares would be forfeited. Upon a termination due to death or disability, all of Ms. Porcella’s unvested stock would accelerate and fully vest. For Ms. Porcella, if a termination without cause occurs within six months of a change in control, upon such termination, Ms. Porcella’s unvested time-based stock subject to her pre-employment agreement Annual Stock Award agreements would accelerate and vest in full, and the unvested performance-vesting portion of the Annual Stock Awards will remain outstanding and eligible to vest in accordance with the Performance Criteria described in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.” Our Compensation Committee retains the right, in its sole discretion, to provide for the accelerated vesting (in whole or in part) of these historical Annual Stock Awards.

Termination, Severance and Change in Control Arrangements

    The table below sets forth payments that would have been due to each Named Executive Officer in case of termination without cause or resignation for good reason or a change in control as of December 31, 2023.

Named Executive Officer (4)	Category of Payment	Termination Without Cause or Termination for Good Reason	Termination Upon Death or Disability	Change in Control Without Termination	Termination Without Cause or Termination for Good Reason Upon Change in Control
Brian Harris	Cash Severance(1)	$18,485,000	$—	$—	$18,485,000
	Accelerated Vesting of Stock-Based Awards(2)	—	—	—	—
	Continuation of Benefits and Perquisites(3)	107,282	—	—	107,282
	Total	$18,592,282	$—	$—	$18,592,282

Pamela McCormack	Cash Severance(1)	$6,389,625	$—	$—	$6,389,625
	Accelerated Vesting of Stock-Based Awards(2)	—	—	2,378,680	2,378,680
	Continuation of Benefits and Perquisites(3)	80,598	—	—	80,598
	Total	$6,470,223	$—	$2,378,680	$8,848,903

Paul J. Miceli (4)	Cash Severance(1)	$1,087,500	$—	$—	$1,087,500
	Accelerated Vesting of Stock-Based Awards(2)	697,402	697,402	1,183,654	1,236,439
	Continuation of Benefits and Perquisites(3)	6,323	—	—	6,323
	Total	$1,791,225	$697,402	$1,183,654	$2,330,262

Robert Perelman	Cash Severance(1)	$1,075,000	$—	$—	$1,075,000
	Accelerated Vesting of Stock-Based Awards(2)	—	—	709,419	709,419
	Continuation of Benefits and Perquisites(3)	19,777	—	—	19,777
	Total	$1,094,777	$—	$709,419	$1,804,196

Kelly Porcella	Cash Severance(1)	$1,056,250	$—	$—	$1,056,250
	Accelerated Vesting of Stock-Based Awards(2)	357,466	1,329,716	—	664,864
	Continuation of Benefits and Perquisites(3)	19,777	—	—	19,777
	Total	$1,433,493	$1,329,716	$—	$1,740,891

(1)The values in this row represent the cash severance payable to the Named Executive Officers pursuant to their employment agreements, where applicable, upon a termination without cause by us or a termination for good reason by the Named Executive Officers, assuming a termination date of December 31, 2023, subject to an execution of a release of claims in favor of the Company. The cash severance provided with respect to Messrs. Miceli and Perelman and Ms. Porcella assumes that they would each receive a maximum of $1,000,000 of cash severance in connection with a qualifying termination and would receive an additional $87,500, $75,000, and $56,250, respectively, upon the Company’s election to extend their non-competition restrictions for an additional ninety days following each of their qualifying terminations, respectively. For a description of the employment agreements generally, see the section captioned, “Executive Compensation—Employment Agreements.” As further described in the section captioned, “Executive Compensation—Potential Payments upon Termination or Change in Control,” certain Named Executive Officers are also entitled to receive a prorated portion of their target annual cash bonus for the year in which such termination occurs, payable at the same time that performance bonuses for such calendar year are paid to our other senior executives. In the case of Messrs. Miceli and Perelman and Ms. Porcella, such prorated bonus, together with each of their cash severances, cannot exceed $1,000,000, and for such prorated bonus to be payable, their severance cannot each exceed $1,000,000, not including the payment for the non-competition election. A termination on December 31, 2023, would require payment of a full-year annual cash bonus to Mr. Harris and Ms. McCormack. The actual annual cash bonus amounts paid to Mr. Harris and Ms. McCormack for calendar year 2023 were $8,201,000 and $3,038,500, respectively. Ms. McCormack is also entitled to a prorated portion of her target annual equity bonus for the year in which such termination occurs, and Mr. Harris is also entitled to a prorated portion of his minimum Annual Equity Incentive Grant.

(2)The values in this row represent the value of stock-based awards that would be accelerated upon the specified events in the column headings, based on the closing market price of Class A common stock on December 29, 2023 of $11.51 per share. Upon a termination without cause or resignation for good reason or a termination due to death or disability, on December 31, 2023, Ms. McCormack’s and each of Messrs. Miceli and Perelman’s performance-based shares of the respective executive’s Annual Stock Awards (for Mr. Miceli, his 2022 and 2023 Annual Stock Awards) would remain outstanding and eligible to vest upon the necessary return hurdles being met by the Company. The fair market values of the outstanding performance-based shares on December 31, 2023 for Ms. McCormack and Messrs. Miceli and Perelman were $2,378,680, $591,821 and $709,419, respectively; these values are not included in the first two columns of the table. If, upon a change in control (or after the signing of definitive documentation related to the change in control but prior to its closing), Ms. McCormack’s or Messrs. Miceli and Perelman’s employment is terminated without cause or due to death or disability or Ms. McCormack or Messrs. Miceli or Mr. Perelman resigns for good reason, the terminated or resigned Named Executive Officer would have fully vested in their Annual Stock Awards. As discussed in footnote 4 below, the values in this table include the compensation Mr. Miceli received prior to his appointment to Chief Financial Officer. For Ms. Porcella (for her awards received prior to the execution of her June 2023 employment agreement) and for Mr. Miceli (for his awards received prior to his appointment to Chief Financial Officer), upon a termination without cause by the Company, on December 31, 2023, the time-based shares that would have vested in the annual vesting cycle immediately following their respective terminations would have accelerated and vested on each of their termination dates. Any outstanding performance-based shares that were eligible to vest with respect to the performance year immediately prior to the February 18 following such termination would remain eligible to vest (and be forfeited) in accordance with the Performance Criteria described in “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.” The fair market values of these outstanding performance-based shares on December 31, 2023 for Ms. Porcella and Mr. Miceli were $357,466 and $57,785, respectively; these values are not included in the first or last columns of the table. All other unvested shares would be forfeited. Upon a termination due to death or disability under these prior awards, on December 31, 2023, Mr. Miceli and Ms. Porcella’s respective unvested stock would fully vest. If a termination without cause occurs within six months of a change in control under these prior awards, upon such termination, Mr. Miceli and Ms. Porcella’s respective unvested time-based stock would fully vest and their respective unvested performance-based stock would remain outstanding and eligible to vest (and be forfeited) in accordance with the Performance Criteria. As of December 31, 2023, all Annual Option Awards granted to the Named Executive Officers, other than Mr. Miceli and Ms. Porcella who did not receive any Option Awards, have vested and thus are not included in the table.

(3)The values in this row represent the value of reimbursements for continued health benefits and life and disability insurance to which certain Named Executive Officers would be entitled pursuant to their employment agreements upon a termination without cause by us or a termination for good reason by the Named Executive Officers, assuming a termination date of December 31, 2023: $107,282 represents reimbursements for continued health care for up to two years immediately following Mr. Harris’ termination; $80,598 represents reimbursements for continued health care for up to 18 months immediately following Ms. McCormack’s termination; $6,323, $19,777, and $19,777 represent reimbursements for continued health care for up to six months immediately following each of Mr. Miceli, Mr. Perelman, and Ms. Porcella’s terminations, respectively, assuming that LCF elects to extend the post-termination non-competition period applicable to Messrs. Miceli and Perelman, and Ms. Porcella.

(4)Mr. Miceli was appointed Chief Financial Officer on March 1, 2021. For purposes of this table, the values for Mr. Miceli include compensation he received prior to his appointment to Chief Financial Officer.

CEO Pay Ratio Disclosure

    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“the Dodd-Frank Act”), and Item 402(u) of Regulation S-K, we are providing the following information for the year ended December 31, 2023:

•The median of the annual total compensation of all employees of the Company (other than our CEO), was $366,596; and the annual total compensation of Mr. Harris, our CEO, was $14,983,943.

•Based on this information, for 2023, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was approximately 41 to 1.

    We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•As of December 31, 2023, our employee population consisted of 59 employees.

•To find the median of the annual total compensation of our employees (other than our CEO), we used each employee’s annualized year end base salary, cash bonus earned for 2023, overtime payments, sign-on bonuses and the grant date fair value of equity compensation granted in 2024 for 2023 performance. In making this determination, we annualized base salaries for full-time permanent employees who were employed on December 31, 2023, but did not work for us for the entire year.

•We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•After identifying the median employee, we added together all of the elements of such employee’s compensation for 2023 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $366,596, which includes group term life insurance coverage and long-term disability coverage imputed as income to all employees, to be consistent with the CEO annual total compensation described in the next sentence. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2023 Summary Compensation Table in this Proxy Statement, which is also in accordance with the requirements of Item 402(c)(2)(x).

    The Company’s CEO pay ratio disclosure may not provide a useful comparison of the Company to its peers because of the flexibility that each company is permitted in determining its ratio.

Pay vs. Performance

In accordance with the requirements of Item 402(v) of Regulation S-K, the following tables and graphs and accompanying footnotes and discussion provide information required by the SEC regarding executive compensation and measures of Company performance in the last three fiscal years. Except if expressly stated, the information presented below was not considered in structuring our executive compensation program for the years presented; the Compensation Discussion and Analysis set forth above describes the considerations utilized in the compensation program for our Named Executive Officers. The amount of compensation “actually paid” set forth in the initial table is calculated in the manner set forth in the regulation and in certain cases may not reflect amounts realized with respect to the covered compensation.

For the purposes of calculating the amount of compensation “actually paid” in the pay versus performance table and accompanying disclosures, equity awards granted to the Named Executive Officers have been treated as having been granted in the year in which the grant date fair value for such award was reported in the Summary Compensation Table. For the purpose of all calculations, performance-based stock awards are considered unvested at December 31 of their relevant year due to pending Compensation Committee certification of the applicable year’s ROE. These shares vest upon and subject to such confirmation.

Tabular Disclosure

Year	Summary Compensation Table Total for CEO	Compensation “Actually Paid” to CEO (1)	Average Summary Compensation Table Total for Other NEOs	Average Compensation “Actually Paid” to Other NEOs(2)	Value of Initial Fixed $100 Investment on December 31, 2019 Based On:		Net Income	Distributable Earnings(4) “Company-Selected Measure”
					Total Shareholder Return	Peer Group Total Shareholder Return(3)
	($)	($)	($)	($)	($)	($)	($ in ‘000)	($ in ‘000)
2023	14,983,943	14,983,943	2,977,895	4,628,808	83.4	77.7	100,501	167,727
2022	12,523,354	12,523,354	2,680,827	2,509,977	70.2	71.2	165,305	148,399
2021	10,928,909	10,928,909	1,980,281	2,237,640	76.1	88.7	56,893	61,340
2020	10,034,690	10,034,690	2,062,914	1,587,399	59.4	76.6	(9,458)	51,318

(1)     See “—Compensation “Actually Paid” to the CEO” for amounts deducted and added to the total compensation of the CEO to determine the amount of compensation “actually paid.”

(2)     See “—Average Compensation “Actually Paid” to Other NEOs” for amounts deducted and added to the average compensation of the Named Executive Officers other than the CEO, to determine the average amount of compensation “actually paid.”

(3)     Cumulative annual total returns for the Bloomberg REIT Mortgage Index. The Total Shareholder Return (“TSR”) for 2020 represents the one-year TSR, the TSR for 2021 represents the two-year TSR, the TSR for 2022 represents the three-year TSR, and the TSR for 2023 represents the cumulative TSR for the entire four years covered in the table. Assumes reinvestment of dividends.

(4)     This financial measure is not calculated in accordance with GAAP. For additional information concerning this non-GAAP financial measure, including a reconciliation to the most comparable GAAP financial measure, please see Annex A to this Proxy Statement.

Compensation “Actually Paid” to the CEO

The table below details the adjustments made to the totals in the Summary Compensation Table to calculate compensation “actually paid” to the CEO:

Year	Reported Summary Compensation Table Total ($)	Reduced by Reported Value of Equity Awards ($)(a)	Increased by Equity Award Adjustments ($)(b)(c)	Compensation “Actually Paid” to CEO ($)(d)
2023	14,983,943	5,780,033	5,780,033	14,983,943
2022	12,523,354	4,735,444	4,735,444	12,523,354
2021	10,928,909	9,916,855	9,916,855	10,928,909
2020	10,034,690	9,022,363	9,022,363	10,034,690

(a)    The reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year.

(b)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:

(i)    the grant date fair value of equity awards in respect to the applicable performance year as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year;

(ii)    the amount of change in fair value of any equity awards granted in the applicable year (from the grant date) that are outstanding and unvested as of the end of the applicable year;

(iii)    the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards reported as granted in prior years that are outstanding and unvested as of the applicable year;

(iv)    for awards reported as granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year);

(v)    for awards reported as granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

(vi)    the dollar value of any dividends or other earnings paid on equity awards in the applicable year that are not otherwise reflected in the fair value of such award of such award or included in any other component of total compensation for the applicable year.

(c)    No amounts were deducted or added in calculating the equity award adjustments for our CEO as these awards were vested at grant.

(d)    The Company does not provide pension benefits, so no adjustments were made in respect of pensions.

Average Compensation “Actually Paid” to Other NEOs

The table below details the adjustments made to the averages in the Summary Compensation Table to calculate average compensation “actually paid” to the other NEOs:

Year (a)	Reported Summary Compensation Table Average ($)	Reduced by Reported Average Value of Equity Awards ($)(b)	Increased by Average Equity Award Adjustments ($)(c)	Average Compensation “Actually Paid” to Other NEOs ($)(d)
2023	2,977,895	1,062,965	1,310,455	4,628,808
2022	2,680,827	939,931	769,082	2,509,977
2021	1,980,281	1,625,546	1,882,905	2,237,640
2020	2,062,914	1,631,211	1,155,695	1,587,399

(a)    The Named Executive Officers for 2023 and 2022 are Messrs. Harris, Miceli and Perelman and Mses. McCormack and Porcella. Paul J. Miceli became Chief Financial Officer on March 1, 2021. The Named Executive Officers for 2021 were Messrs. Harris, Fox, Miceli and Perelman and Mses. McCormack and Porcella. The table reflects both Mr. Miceli and Mr. Fox’s actual compensation for 2021, neither of which have been annualized. The Named Executive Officers for 2020 were Messrs. Harris, Fox and Perelman and Mses. McCormack and Porcella.

(b)    The reported value of equity awards represents the grant date fair value of equity awards as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year.

(c)    The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following:

(i)    the grant date fair value of equity awards in respect to the applicable performance year as reported in the “Stock Awards” column of the Summary Compensation Table for each applicable year;

(ii)    the amount of change in fair value of any equity awards granted in the applicable year (from the grant date) that are outstanding and unvested as of the end of the applicable year;

(iii)    the amount of change in fair value as of the end of the applicable year (from the end of the prior fiscal year) of any awards reported as granted in prior years that are outstanding and unvested as of the applicable year;

(iv)    for awards reported as granted in prior years that vest in the applicable year, the amount equal to the change in fair value as of the vesting date (from the end of the prior fiscal year);

(v)    for awards reported as granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and

(vi)    the dollar value of any dividends or other earnings paid on equity awards in the applicable year that are not otherwise reflected in the fair value of such award of such award or included in any other component of total compensation for the applicable year.

(d)    The Company does not provide pension benefits, so no adjustments were made in respect of the same.

Description of the Relationship between Pay and Performance

•Relationship Between Compensation “Actually Paid,” Net Income and Distributable Earnings

For additional information concerning distributable earnings, a non-GAAP financial measure, please see Annex A to this Proxy Statement which includes a reconciliation to the most comparable GAAP financial measure.

•Relationship Between Compensation “Actually Paid” and Ladder’s TSR

•Relationship Between Ladder’s TSR and the Peer Group TSR

Tabular List of Important Financial Measures

Set forth below in alphabetical order are the most important financial measures used by the Company for the most recent fiscal year, 2023, to link compensation “actually paid” to the Company’s CEO and other NEOs to the Company’s performance.

Most Important Performance Measures
Shareholders’ Equity (1)
Distributable Earnings (2)(4)
Market Capitalization (1)
Pre-Tax Distributable ROAE (3)(4)

(1)     For a description of how shareholders’ equity and market capitalization are used to determine Annual Stock Awards for the CEO and other Named Executive Officers, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Compensation.”

(2)    For a description of how distributable earnings is used to determine annual cash incentive compensation for the CEO and other Named Executive Officers, see “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Annual Cash Incentive Compensation.”

(3)    For a description of how pre-tax distributable ROAE is used to determine performance vesting for the Named Executive Officers other than the CEO, see “Executive Compensation—Compensation Discussion and Analysis—Executive Compensation Framework—Vesting.”

(4)    This financial measure is not calculated in accordance with GAAP. For additional information concerning this non-GAAP financial measure, including a reconciliation to the most comparable GAAP financial measure, please see Annex A to this Proxy Statement.

Director Compensation

    The following table shows the compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2023. As CEO and President, respectively, Mr. Harris’ and Ms. McCormack’s compensation is shown in the table entitled “2023 Summary Compensation Table” and the related tables that follow; they did not receive any additional compensation with respect to their service on the Board.

Director Compensation Table for the Year Ended December 31, 2023

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Total ($)
Alan Fishman	300,000	76,066	376,066
Mark Alexander	115,000	76,066	191,066
Douglas Durst	125,000	76,066	201,066
Jeffrey Steiner	100,000	76,066	176,066
David Weiner	100,000	76,066	176,066

(1)    Represents the grant date fair value of the award, computed in accordance with GAAP, which is also the fair market value of the shares on the date of grant. No assumptions were used in the calculation of grant date fair value.

    Narrative Disclosure Regarding Director Compensation Table

    Director Annual Cash Compensation. LCF entered into a director agreement with Mr. Fishman, dated September 22, 2008, which provides Mr. Fishman with a $300,000 fee per year for being our Non-Executive Chairperson. The director agreement may terminate upon written notice of termination by Mr. Fishman or the Board or upon sale of the Company. Pursuant to our Non-Employee Director Compensation Policy (the “Director Compensation Policy”), each of Messrs. Alexander, Durst, Steiner and Weiner receive cash payments totaling $100,000 per year for service on our Board, payable in monthly installments in the calendar month immediately following each completed month of service (or a prorated portion for any partial month of service). Additionally, per the Director Compensation Policy, our non-employee directors may receive $15,000 annually for service as a chairperson of our Audit Committee or Compensation Committee and $10,000 for service as a chairperson of our Nominating and Corporate Governance Committee.

    Director Annual Stock Awards. Per the Director Compensation Policy, on February 18, 2023, we granted restricted shares of our Class A common stock, pursuant to the 2014 Omnibus Incentive Plan (the “Director Annual Stock Awards”), to Messrs. Fishman, Alexander, Durst, Steiner, and Weiner each with a grant date fair value of $75,328, representing 6,505 shares each, all of which were unvested as of December 31, 2023. The Director Annual Stock Awards vest in full on the one-year anniversary of the date of grant or upon a change in control of the Company, subject to continued service on our Board.

Non-Employee Director Stock Ownership Guidelines

In order to further align their interests with the long-term interests of stockholders and further promote the Company’s commitment to sound corporate governance, all non-employee directors who serve in their individual capacity are subject to stock ownership guidelines for as long as they continue to serve as directors of the Company. Subject to the terms of those guidelines, first adopted in 2017, non-employee directors are required to hold a number of vested shares equal to the greater of (x) $225,000 or (y) three (3) times the value of the director’s annual Board retainer for that year (not including any additional retainers received for committee service). All of our non-employee directors satisfied the terms of the guidelines as of the date of this Proxy Statement.

Directors are also subject to the prohibition on transactions involving a derivative security as described above under “Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Compensation.”

AUDIT COMMITTEE REPORT

    The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the year ended December 31, 2023. The information contained in this report shall not be deemed “soliciting material” or otherwise considered “filed” with the SEC, and such information shall not be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.

    The Audit Committee currently consists of three members: Messrs. Alexander, Fishman and Weiner. All of the members are independent directors under the NYSE and SEC audit committee membership requirements. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at ir.laddercapital.com.

    In fulfilling its oversight responsibility of appointing and reviewing the services performed by the Company’s independent registered public accounting firm, the Audit Committee carefully reviews the policies and procedures for the engagement of the independent registered public accounting firm, including the scope of the audit, audit fees, auditor independence matters and the extent to which the independent registered public accounting firm may be retained to perform non-audit services.

    Management of the Company is responsible for the Company’s system of internal control and its financial reporting process. The Company’s independent registered public accountants for the fiscal year ended December 31, 2023, Ernst & Young LLP (“EY”), were responsible for performing an independent integrated audit of the Company’s consolidated financial statements and its internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and to issue a report thereon. The Audit Committee is responsible for the monitoring and oversight of these processes.

    In connection with these responsibilities, the Audit Committee met with management and EY to review and discuss the December 31, 2023 audited consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also discussed with the independent registered public accountants the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also received written disclosures and the letter from EY as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accountants their independence.

    Based on the foregoing reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Submitted by the Members of the Audit Committee:

Mark Alexander (Chair), Alan H. Fishman and David Weiner

PROPOSALS

Overview of Proposals

    This Proxy Statement contains the following proposals requiring stockholder action:

(1)Proposal 1 requests the reelection of Douglas Durst and Jeffrey Steiner to the Board of Directors.

(2)Proposal 2 requests the ratification of Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for 2024.

(3)Proposal 3 is a non-binding, advisory vote to approve executive compensation (“Say on Pay”).

(4)Proposal 4 is a non-binding, advisory vote on the frequency of advisory stockholder votes to approve executive compensation (“Say on Frequency”).

    Each proposal is discussed in more detail below.

Proposal 1 — Election of Directors

    The Board has nominated Mr. Durst and Mr. Steiner for the reasons more fully described in “Directors, Executive Officers and Corporate Governance—Nominees for Election to the Board” to serve as directors until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified.

    At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the nominees named in this Proxy Statement. Holders of proxies solicited by this Proxy Statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the Board’s nominees. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the present Board to fill the vacancy.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF DOUGLAS DURST AND JEFFREY STEINER TO THE BOARD OF DIRECTORS.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm

    Under the Audit Committee’s charter, the Audit Committee is directly responsible for the appointment, retention and termination, evaluation, compensation, review and oversight of Ladder’s independent auditor. In fulfilling this responsibility, the Audit Committee evaluates and monitors the auditor’s qualifications, performance and independence and reviews and evaluates the lead audit partner. The Audit Committee also approves all audit and non-audit engagement fees and terms associated with the retention of the independent auditors.

The Audit Committee has re-appointed EY as the Company’s independent registered public accounting firm and as auditors of the Company’s audited consolidated financial statements for the fiscal year ending December 31, 2024. EY has served as the Company’s independent registered public accounting firm since February 2022 and has no other ties to management or the Company other than this engagement. The Audit Committee and the Board believe that the continued retention of EY as the Company’s independent auditor is in the best interests of the Company and its stockholders.

At the Annual Meeting, the stockholders are being asked to ratify the appointment of EY as the Company’s independent registered public accounting firm for 2024. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of EY are expected to attend the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Principal Accountant Fees and Services

    The following table shows the fees accrued or paid to our independent registered public accounting firm for the years ended December 31, 2023 and 2022:

	2023	2022
Audit Fees (1)	$1,497,890	$1,356,000
Audit-Related Fees (2)	—	—
Tax Fees (3)	6,325	—
All Other Fees (4)	—	—
Total	$1,504,215	$1,356,000

(1)Audit fees relate to professional services rendered in connection with the audit of the Company’s annual financial statements and internal control over financial reporting included in the Company’s Annual Reports on Form 10-K, quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, issuance of a comfort letter and consents, review of proxy disclosures, and audit services provided in connection with other statutory and regulatory filings.

(2)Audit-related fees comprise fees for professional services that are reasonably related to the performance of the audit or review of the Company’s financial statements

(3)Tax fees relate to professional services rendered in connection with tax audits, tax compliance, or tax consulting and planning services. Ernst & Young LLP did not provide the Company with tax services in 2022.

(4)There were no other fees paid to Ernst & Young LLP for 2023 or 2022.

    Pursuant to its charter, the Audit Committee pre-approves all audit and non-audit services provided by the independent auditor and shall not engage the independent auditor to perform the specific non-audit services proscribed by law or regulation.

Proposal 3 — Non-Binding Advisory Vote on Executive Compensation (“Say on Pay”)

With the results of our 2018 annual stockholder meeting, the Board determined that a non-binding advisory vote on Named Executive Officer compensation that occurs once every three years, including this year, is the most appropriate alternative for the Company. Our stockholders are entitled to cast a non-binding, advisory vote to approve the compensation of our Named Executive Officers as described in this proxy statement, commonly referred to as the “Say on Pay” vote.

Stockholders are urged to read the section of this proxy statement captioned “Executive Compensation,” and especially the Compensation Discussion and Analysis, which discusses our compensation philosophy and how Ladder’s compensation policies and practices implement our philosophy.

Ladder is requesting your non-binding vote to approve the following resolution:

RESOLVED, that the Company’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers as described in the Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and narrative disclosure.

Although your vote is non-binding and advisory, the Board and the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SAY ON PAY RESOLUTION TO APPROVE, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

Proposal 4 — Non-Binding Advisory Vote on the Frequency of the Non-Binding Advisory Vote on Executive Compensation

The Dodd-Frank Act requires most publicly traded companies to allow their stockholders to vote, at least once every six years, on how frequently to conduct the stockholder advisory vote on Named Executive Officer compensation. This proposal, commonly referred to as “Say When on Pay” or “Say on Frequency,” is a non-binding advisory vote that allows stockholders to indicate whether they prefer an advisory vote on Named Executive Officer compensation every year, every two years or every three years.

We are providing you, as a stockholder, the opportunity to indicate your preference for the frequency of a “Say on Pay” vote through the following resolution:

RESOLVED, that the stockholders recommend that the Company hold a non-binding advisory vote on the compensation of the Company’s Named Executive Officers identified in the Proxy Statement every year, every two years or every three years, as determined by the alternative that receives the highest number of stockholder votes.

The Board has determined that a non-binding advisory vote on Named Executive Officer compensation that occurs once every three years is the most appropriate alternative for the Company, and, therefore, recommends that you vote for a three-year interval for the advisory vote on Named Executive Officer compensation. We believe that stockholders should take comfort in Ladder’s formulaic approach to compensation, which is directly aligned with Company performance, allowing management and the Board to devote their full attention to the business.

Stockholders are urged to read the section of this proxy statement captioned “Executive Compensation—Compensation Discussion and Analysis—Setting Executive Compensation—Results of Say-on-Frequency Vote,” which discusses our philosophy regarding the frequency of a “Say on Pay” vote in more detail.

This vote is advisory and, therefore, not binding on the Company, our Board or the Compensation Committee, however the results of the vote will be considered in determining the frequency of future advisory votes on Named Executive Officer compensation.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR EVERY “3 YEARS” AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

Other Matters

    The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this Proxy Statement. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Dated: April 22, 2024

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ Alan H. Fishman
Alan H. Fishman
Non-Executive Chairperson of the Board of Directors

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

    The following table sets forth information regarding the beneficial ownership of our Class A common stock as of April 10, 2024 for:

•    each beneficial owner of more than 5% of any class of our outstanding shares;

•    each of our named executive officers;

•    each of our directors; and

•    all of our executive officers and directors as a group.

    Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.

	Class A common stock(1)(2)
Name of Beneficial Owner(3)	Number	Percentage
Principal Stockholders:
The Vanguard Group(4)	11,206,155	8.8%
BlackRock, Inc.(5)	10,095,722	7.9%
Named Executive Officers and Directors:
Alan H. Fishman	1,238,545	1.0%
Brian Harris(6)	8,303,285	6.5%
Mark Alexander	114,173	*
Douglas Durst(7)	3,596,669	2.8%
Pamela McCormack(8)	1,272,247	1.0%
Jeffrey Steiner	40,354	*
David Weiner	35,772	*
Paul J. Miceli	219,949	*
Robert Perelman(9)	423,196	*
Kelly Porcella	208,351	*
Other Executive Officers	—	*
Executive Officers and Directors as a group (10 persons)	15,452,541	12.0%

* Represents less than 1%

(1)    In computing the number of shares of our Class A common stock beneficially owned by a stockholder and the percentage ownership of that stockholder, we deemed outstanding shares of Class A common stock subject to options held by such stockholder that are currently vested and exercisable, or that will become vested and exercisable within 60 days of April 10, 2024, whether or not they would be deemed to have beneficial ownership of such shares as of the date hereof. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other stockholder.

(2)    There were 127,888,375 shares of our Class A common stock outstanding as of April 10, 2024.

(3)    Unless otherwise indicated, the address of the beneficial holder is c/o Ladder Capital Corp, 320 Park Avenue, 15th Floor, New York, NY 10022.

(4)    Based on information as of December 29, 2023 set forth in Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, which has shared voting power with respect to 73,916 shares of Class A common stock, sole dispositive power with respect to 11,011,277 shares of Class A common stock and shared dispositive power with respect to 194,878 shares of Class A common stock. The address for The Vanguard Group is 100 Vanguard Blvd, Malvern, PA, 19355.

(5)     Based on information as of December 31, 2023 set forth in Schedule 13G/A filed with the SEC on January 26, 2024 by BlackRock, Inc., which has sole voting power with respect to 9,828,781 shares of Class A common stock and sole dispositive power with respect to 10,095,722 shares of Class A common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)    Includes 585,730 shares of Class A common stock and 454,914 shares of Class A common stock that can be acquired upon the exercise of options held by Brian Harris, 1,048,394 shares of Class A common stock held by Shallow Alcove, LLC (“Shallow Alcove”), 400,540 shares of Class A common stock held by Harris Investment Associates, L.P. (“Harris LP”), 1,020,084 shares of Class A common stock held by Harris Investment Associates II, L.P. (“Harris LP II”) and 4,793,623 shares of Class A common stock held by the Betsy A. Harris 2012 Family Trust (“Harris Trust”). Mr. Harris serves as the manager of Shallow Alcove, the general partner of each of Harris LP and Harris LP II and is a trustee of the Harris Trust. Mr. Harris disclaims beneficial ownership of the shares held by each of Shallow Alcove, Harris LP, Harris LP II, and the Harris Trust.

(7)    Includes 3,537,349 shares of Class A common stock held by The Durst Company LLC and 59,320 shares of Class A common stock held by Douglas Durst. Investment decisions with respect to the shares held by The Durst Company LLC are made by The Durst Manager LLC, which is indirectly controlled by Mr. Durst.

(8)    Includes 896,516 shares of Class A common stock and 122,131 shares of Class A common stock that can be acquired upon the exercise of options held by Pamela McCormack and 253,600 shares of Class A common stock held by McCormack Investors LLC. Ms. McCormack disclaims beneficial ownership of the shares held by McCormack Investors LLC.

(9)    Includes 376,453 shares of Class A common stock and 46,743 shares of Class A common stock that can be acquired upon the exercise of options held by Robert Perelman.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Second Amended and Restated Registration Rights Agreement

    We entered into an amended and restated registration rights agreement pursuant to which we may be required to register the sale of shares of our Class A common stock held by certain of our existing investors. The registration rights agreement also requires us to make available and keep effective shelf registration statements permitting sales of shares into the market from time to time over an extended period. In addition, certain of our investors have the ability to exercise certain piggyback registration rights in connection with registered offerings requested by any of such holders or initiated by us. On January 28, 2015, certain provisions of the registration rights agreement relating to Demand Registrations and Piggyback Registrations (each as defined therein), and procedures relating to cutbacks were amended. On December 1, 2016, the agreement was further amended regarding Shelf Registration mechanics and participation in Underwritten Registrations (each as defined therein) and on February 15, 2017, the agreement was amended relating to the mechanics of Piggyback Registrations. On March 3, 2017, in connection with the closing of RREF II Ladder LLC’s (“Related”) investment in the Company, Ladder, certain pre-IPO stockholders and Related entered into a Second Amended and Restated Registration Rights Agreement to, among other things, provide Related with customary registration rights with respect to its shares.

    Mr. Harris, Ms. McCormack, Mr. Perelman, Mr. Durst and Mr. Fishman had an interest in this agreement during calendar year 2023.

Firm Relationships

    McDermott Will & Emery (“MWE”), of which Mr. Steiner is currently a Partner, provides legal services to the Company. Expenditures by or on behalf of the Company to MWE for legal services for the year ended December 31, 2023 totaled $805,000 which represented approximately 0.042% of MWE’s consolidated gross revenue.

Mr. Fishman serves on the board of directors of Santander Holdings USA, Inc. but does not have a material interest ownership in that firm. In November 2022, a subsidiary of Ladder entered into a Master Repurchase Agreement (“MRA”) with Amherst Pierpont Securities LLC (“Amherst”), a subsidiary of Santander Holdings USA, Inc. The MRA does not commit Ladder or Amherst to pay any fees or enter into any transactions, but similar to the other repurchase agreements the Company has in place with various counterparties, it establishes a framework for future negotiated transactions. Transactions would include the repurchase financing of securities in CUSIP form, and the negotiated terms would include the securities collateral to be repurchased, the amount and cost of the repurchase financing, and the repurchase date. Transactions would be subject to margin calls if the value of the securities collateral deteriorates, with market value determined by third party sources or by Amherst, and any cash posted as margin would earn interest. During the year ended December 31, 2023, Ladder did not execute any repurchase transactions under the MRA.

Conflicts of Interest and Related Party Transactions

    The Board has adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single calendar year and the related party to the transaction has or will have a direct or indirect material interest. The Audit Committee and Risk and Underwriting Committee review transactions subject to the policy and decide whether or not to approve or ratify those transactions. In doing so, such committees determine whether the transaction is in the best interests of the Company. In addition, our Nominating and Corporate Governance Committee also determines the impact or potential impact on a director’s independence in the event the related party is a director, an immediate family member of a director, or an entity in which a director is a partner, stockholder or executive officer. We cannot assure you that these policies will be successful in eliminating the influence of conflicts of interest. These policies may be amended from time to time at the discretion of our Board.

Annex A

RECONCILIATION OF NON-GAAP MEASURES

The Company utilizes distributable earnings, distributable EPS, pre-tax distributable return on average equity (“ROAE”), and after-tax distributable ROAE, non-GAAP financial measures, as supplemental measures of our operating performance. We believe distributable earnings, distributable EPS, pre-tax distributable ROAE and after-tax distributable ROAE assist investors in comparing our operating performance and our ability to pay dividends across reporting periods on a more relevant and consistent basis by excluding from GAAP measures certain non-cash expenses and unrealized results as well as eliminating timing differences related to securitization gains and changes in the values of assets and derivatives. In addition, we use distributable earnings, distributable EPS, pre-tax distributable ROAE and after-tax distributable ROAE: (i) to evaluate our earnings from operations; (ii) because management believes that it may be a useful performance measure; and (iii) because our Board of Directors considers distributable earnings in determining the amount of quarterly dividends.

    Prior to the final exchanges of the pre-IPO limited partners (“Continuing LCFH Limited Partners”) into Class A common stock in the third quarter of 2020, we considered the Class A common stockholders of the Company and Continuing LCFH Limited Partners, who held Class B common stock, to have had fundamentally equivalent interests in our pre-tax earnings and net income. Accordingly, for purposes of computing distributable earnings, distributable EPS, pre-tax distributable ROAE and after-tax distributable ROAE, we start with pre-tax earnings or net income and adjust for other noncontrolling interest in consolidated joint ventures, but we do not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners.

Distributable Earnings
We define distributable earnings as income before taxes adjusted for: (i) real estate depreciation and amortization; (ii) the impact of derivative gains and losses related to the hedging of assets on our balance sheet as of the end of the specified accounting period; (iii) unrealized gains/(losses) related to our investments in fair value securities and passive interest in unconsolidated ventures; (iv) economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and the exclusion of resultant GAAP recognition of the related economics during the subsequent periods; (v) unrealized provision for loan losses and unrealized real estate impairment; (vi) realized provisions for loan losses and realized real estate impairment; (vii) non-cash stock-based compensation; and (viii) certain transactional items. For the purpose of computing distributable earnings, management recognizes loan and real estate losses as being realized generally in the period in which the asset is sold or the Company determines a decline in value to be non-recoverable and the loss to be nearly certain.

For distributable earnings, we include adjustments for economic gains on loan sales not recognized under GAAP accounting for which risk has substantially transferred during the period and exclude the resultant GAAP recognition of the related economics during the subsequent periods. This adjustment is reflected in distributable earnings when there is a true risk transfer on the mortgage loan transfer and settlement. Historically, this adjustment has represented the impact of economic gains/(discounts) on intercompany loans secured by our own real estate which we had not previously recognized because such gains were eliminated in consolidation. Conversely, if the economic risk was not substantially transferred, no adjustments to net income would be made relating to those transactions for distributable earnings purposes. Management believes recognizing these amounts for distributable earnings purposes in the period of transfer of economic risk is a reasonable supplemental measure of our performance.
We do not designate derivatives as hedges to qualify for hedge accounting and therefore any net payments under, or fluctuations in the fair value of, our derivatives are recognized currently in our GAAP income statement. However, fluctuations in the fair value of the related assets are not included in our income statement. We consider the gain or loss on our hedging positions related to assets that we still own as of the reporting date to be “open hedging positions.” While recognized for GAAP purposes, we exclude the results on the hedges from distributable earnings until the related asset is sold and/or the hedge position is considered “closed,” whereupon they would then be included in distributable earnings in that period. These are reflected as “Adjustments for derivative results” for purposes of computing distributable earnings for the period. We believe that excluding these specifically identified gains and losses associated with the open hedging positions adjusts for timing differences between when we recognize changes in the fair values of our assets and changes in the fair value of the derivatives used to hedge such assets.

Our investments in Agency interest-only securities and equity securities are recorded at fair value with changes in fair value recorded in current period earnings. We believe that excluding these specifically identified gains and losses associated with the fair value securities adjusts for timing differences between when we recognize changes in the fair values of our assets. With regard to securities valuation, distributable earnings includes a decline in fair value deemed to be an impairment for GAAP purposes only if the decline is determined to be nearly certain to be eventually realized. In those cases, an impairment is included in distributable earnings for the period in which such determination was made.

Distributable EPS
    Distributable EPS is defined as after-tax distributable earnings divided by the adjusted weighted average diluted shares outstanding during the period. The adjusted weighted average diluted shares outstanding is defined as the GAAP weighted average diluted shares outstanding, which prior to the final exchanges of the Continuing LCFH Limited Partners, was adjusted for shares issuable upon conversion of all Class B common stock, if excluded from the GAAP measure because they would have an anti-dilutive effect. The inclusion of shares issuable upon conversion of Class B common stock is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in distributable earnings and after-tax distributable earnings. As of September 30, 2020, all Class B common stock had been converted into Class A common stock.

    Set forth below is an unaudited reconciliation of net income (loss) before taxes to after-tax distributable earnings, and an unaudited computation of distributable EPS ($ in thousands, except per share data):

	Year Ended December 31,
	2023	2022	2021
Income (loss) before taxes	$104,745	$170,214	$57,821
Net (income) loss attributable to noncontrolling interests in consolidated ventures and operating partnership (GAAP)(1)	624	(23,088)	(371)
Our share of real estate depreciation, amortization and gain adjustments(2)	18,602	(29,188)	1,662
Adjustments for derivative results(3)	716	(9,381)	(7,534)
Unrealized (gain) loss on fair value securities	(29)	86	91
Adjustment for economic gain on loan sales not recognized under GAAP for which risk has been substantially transferred, net of reversal/amortization	(604)	1,356	3,063
Adjustment for impairment	25,096	6,816	(8,713)
Non-cash stock-based compensation	18,577	31,584	15,321
Distributable earnings	167,727	148,399	61,340
Distributable estimated corporate tax benefit (expense)(4)	(496)	(2,002)	(740)
After-tax distributable earnings	$167,231	$146,397	$60,600
Weighted average diluted shares outstanding	124,882	125,824	124,563
Distributable EPS	$1.34	$1.16	$0.49

(1)    Prior to the final exchanges of the Continuing LCFH Limited Partners into Class A common stock in the third quarter of 2020, we considered the Class A common stockholders of the Company and Continuing LCFH Limited Partners to have had fundamentally equivalent interests in our pre-tax earnings. Accordingly, for purposes of computing distributable earnings we start with pre-tax earnings and adjust for other noncontrolling interest in consolidated joint ventures, but we did not adjust for amounts attributable to noncontrolling interest held by Continuing LCFH Limited Partners. As of December 31, 2020, there are no remaining Continuing LCFH Limited Partners. Amount includes $17 thousand of net income, which is included in net (income) loss attributable to noncontrolling interest in operating partnership on the consolidated statement of income for the year ended December 31, 2021.

(2)    The following is a reconciliation of GAAP depreciation and amortization to our share of real estate depreciation, amortization and gain adjustments amounts presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Year Ended December 31,
	2023	2022	2021
Total GAAP depreciation and amortization	$29,914	$32,673	$37,801
Less: Depreciation and amortization related to non-rental property fixed assets	(431)	(42)	(99)
Less: Non-controlling interests in consolidated ventures’ share of accumulated depreciation and amortization and unrecognized passive interest in unconsolidated ventures	(1,068)	(1,943)	(2,933)
Our share of real estate depreciation and amortization	28,415	30,688	34,769

Realized gain from accumulated depreciation and amortization on real estate sold	(8,016)	(68,992)	(31,219)
Less: Non-controlling interests in consolidated ventures’ share of accumulated depreciation and amortization on real estate sold	—	10,879	—
Accumulated depreciation and amortization on real estate sold (a)	(8,016)	(58,113)	(31,219)
Less: Our share of operating lease income on above/below market lease intangible amortization	(1,797)	(1,763)	(1,888)
Our share of real estate depreciation, amortization and gain adjustments	$18,602	$(29,188)	$1,662

(a) GAAP gains/losses on sales of real estate include the effects of previously recognized real estate depreciation and amortization. For purposes of distributable earnings, our share of real estate depreciation and amortization is eliminated and, accordingly, the resultant gain/losses also must be adjusted. The following is a reconciliation of the related consolidated GAAP amounts to the amounts reflected in distributable earnings:

	Year Ended December 31,
	2023	2022	2021
GAAP realized gain on sale of real estate, net	$8,808	$115,998	$55,766
Adjusted gain/loss on sale of real estate for purposes of distributable earnings	(792)	(57,885)	(24,547)
Our share of accumulated depreciation and amortization on real estate sold	$8,016	$58,113	$31,219

(3)    The following is a reconciliation of GAAP net results from derivative transactions to our hedging unrecognized result presented in the computation of distributable earnings in the preceding table ($ in thousands):

	Year Ended December 31,
	2023	2022	2021
Net results from derivative transactions	$(1,481)	$(12,360)	$(1,749)
Hedging interest income (expense)	1,220	(1,652)	(4,534)
Other hedging related activity (a)	977	4,631	(1,251)
Adjustments for derivative results	$716	$(9,381)	$(7,534)

(a) Includes unrealized lower of cost or market adjustments of $0.5 million and $4.8 million for the year ended December 31, 2023 and December 31, 2022, respectively.

(4)    Distributable estimated corporate tax benefit (expense) based on effective tax rate applied to distributable earnings generated by the activity within our taxable REIT subsidiaries.

Distributable ROAE
    Pre-tax distributable ROAE is presented on an annualized basis and is defined as distributable earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. After-tax distributable ROAE is presented on an annualized basis and is defined as after-tax distributable earnings divided by the average total shareholders’ equity and noncontrolling interest in operating partnership during the period. The inclusion of noncontrolling interest in operating partnership is consistent with the inclusion of income attributable to noncontrolling interest in operating partnership in distributable earnings. Set forth below is an unaudited computation of pre-tax distributable ROAE and after-tax distributable ROAE ($ in thousands):

	Year Ended December 31,
	2023	2022	2021
Distributable earnings	$167,727	$148,399	$61,340
Average shareholders' equity and NCI in operating partnership	1,533,307	1,506,810	1,517,044
Pre-tax distributable ROAE	10.9%	9.8%	4.0%

	Year Ended December 31,
	2023	2022	2021
After-tax distributable earnings	$167,231	$146,397	$60,600
Average shareholders' equity and NCI in operating partnership	1,533,307	1,506,810	1,517,044
After-tax distributable ROAE	10.9%	9.7%	4.0%

Non-GAAP Measures - Limitations
Our non-GAAP financial measures have limitations as analytical tools. Some of these limitations are:
•distributable earnings, distributable EPS and pre-tax and after-tax distributable ROAE do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations and are not necessarily indicative of cash necessary to fund cash needs;
•distributable EPS and pre-tax and after-tax distributable ROAE are based on a non-GAAP estimate of our effective tax rate, including the impact of Unincorporated Business Tax and the impact of our election to be taxed as a REIT effective January 1, 2015. Our actual tax rate may differ materially from this estimate; and
•other companies in our industry may calculate non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.
Because of these limitations, our non-GAAP financial measures should not be considered in isolation or as a substitute for net income (loss) attributable to shareholders, earnings per share or book value per share, or any other performance measures calculated in accordance with GAAP. Our non-GAAP financial measures should not be considered an alternative to cash flows from operations as a measure of our liquidity.
In addition, distributable earnings should not be considered to be the equivalent to REIT taxable income calculated to determine the minimum amount of dividends the Company is required to distribute to shareholders to maintain REIT status. In order for the Company to maintain its qualification as a REIT under the Internal Revenue Code, we must annually distribute at least 90% of our REIT taxable income. The Company has declared, and intends to continue declaring, regular quarterly distributions to its shareholders in an amount approximating the REIT’s net taxable income.
In the future, we may incur gains and losses that are the same as or similar to some of the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LADR2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V41706-P04485

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LADDER CAPITAL CORP

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of the below Nominees to the Board of Directors.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Douglas Durst
02) Jeffrey Steiner

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 3 Years on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. Approval of a non-binding, advisory resolution on the frequency of future advisory stockholder votes to approve executive compensation ("Say on Frequency").	☐	☐	☐	☐

NOTE: In their discretion, proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V41707-P04485

LADDER CAPITAL CORP
Annual Meeting of Stockholders
June 6, 2024, 11:00 AM, EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Paul J. Miceli and Kelly Porcella, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock of LADDER CAPITAL CORP that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM, EDT on June 6, 2024, at www.virtualshareholdermeeting.com/LADR2024, or any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side